EXHIBIT 10.1

Execution Version

INVESTMENT AGREEMENT

dated as of November 12, 2025

by and among

FrontView REIT, Inc.,

and

Maewyn FVR II LP

Rebound Investment, LP

Petrus Special Situations Fund, L.P.

[***] = Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Certain schedules or similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Page

Article I PURCHASE; CLOSING		1
1.1	Purchase; Use of Proceeds	1
1.2	Closings	1
1.3	Conditions to the Obligations of the Parties	3
Article II REPRESENTATIONS AND WARRANTIES		6
2.1	Representations and Warranties of the Company	6
2.2	Representations and Warranties of the Purchasers	12
Article III COVENANTS		15
3.1	Filings; Other Actions	15
3.2	Reasonable Best Efforts to Close	16
3.3	Authorized Common Stock	16
3.4	Certain Adjustments	16
3.5	NYSE Listing of Shares	16
3.6	State Securities Laws	16
3.7	Articles Supplementary	17
3.8	Negative Covenants	17
Article IV ADDITIONAL AGREEMENTS		18
4.1	Transfer Restrictions	18
4.2	Legend	19
4.3	Tax Matters	20
4.4	Survival	20
Article V MISCELLANEOUS		20
5.1	Expenses	20
5.2	Commitment Fee	20
5.3	Amendment; Waiver	20
5.4	Counterparts; Electronic Transmission	21
5.5	Governing Law	21
5.6	Notices	22
5.7	Entire Agreement	23
5.8	Assignment	23
5.9	Interpretation	23
5.10	Captions	24
5.11	Severability	24
5.12	No Third Party Beneficiaries	24
5.13	Public Announcements	24
5.14	Specific Performance	24
5.15	Termination	25
5.16	Effects of Termination	25
5.17	Non-Recourse	26
5.18	Definitions	26

i

(Cont’d)

Page

ii

LIST OF EXHIBITS

Exhibit A: Form of Articles Supplementary

Exhibit B: Form of Investor Rights Agreement

Exhibit C: Form of Warrant Agreement

Exhibit D-1: Form of Opinion of Venable LLP

Exhibit D-2: Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

Exhibit E: Form of Waiver of Beneficial Ownership Limit

iii

This INVESTMENT AGREEMENT, dated as of November 12, 2025 (this “Agreement”), by and among FrontView REIT, Inc., a Maryland corporation (the “Company”), and Maewyn FVR II LP, a Delaware limited partnership, Rebound Investment, LP, a Delaware limited partnership, and Petrus Special Situations Fund, L.P., a Delaware limited partnership (each a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein are defined in Section 5.18 or as otherwise defined elsewhere in this Agreement, unless the context clearly indicates otherwise.

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company’s convertible perpetual preferred stock, par value $0.01 per share, designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”), having the terms set forth in the Articles Supplementary in substantially the form attached hereto as Exhibit A (the “Articles Supplementary”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

PURCHASE; CLOSING

1.1 Purchase; Use of Proceeds. On the terms and subject to the conditions herein, the Company agrees to sell and issue to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of $100.00 per Share, shares of Series A Preferred Stock (the “Shares”) having an aggregate purchase price of up to $75,000,000 (the “Commitment Amount”) for an initial aggregate Liquidation Preference (as defined in the Articles Supplementary) of $75,000,000, in the relative amounts set forth opposite such Purchaser’s name on Schedule I hereto. The Shares will be free and clear of any Liens (other than restrictions arising under the charter of the Company (as amended or modified from time to time prior to the date hereof, the “Charter”) and applicable securities Laws). The Company will use the proceeds for general business and working capital purposes, including potential future acquisitions.

1.2 Closings.

(a) On the Initial Closing Date, subject to the terms and conditions hereof, the Purchasers agree to purchase from the Company, and the Company hereby agrees to sell to the Purchasers, a number of Shares (the “Initial Shares”) having the aggregate purchase price (the “Initial Shares Purchase Price”) set forth in a written notice (the “Initial Funding Request”) from the Company to the Purchasers for an initial aggregate Liquidation Preference equal to the Initial Shares Purchase Price, provided that each Purchaser will be responsible for the portion of the Initial Shares Purchase Price equal to (i) the relative fraction set forth opposite such Purchaser’s name on Schedule I hereto multiplied by (ii) such Initial Shares Purchase Price. The Initial Shares Purchase Price on such Initial Closing Date will not be less than $25,000,000 or more than the Commitment Amount and such Initial Closing Date will be a date of the Company’s choosing that is on or before February 10, 2026 (the “Initial Closing Deadline”). The Initial Funding Request will be irrevocable and delivered to each Purchaser not less than ten (10) business days in advance of the Initial Closing Date.

(b) From time to time, at any time following the Initial Closing Date until November 12, 2026 (the “Subsequent Closing Deadline”), the Company will request in writing (each such request, a “Subsequent Funding Request”) that the Purchasers purchase, and the Purchasers will purchase, a number of additional Shares (the “Additional Shares”) having the aggregate purchase price (the “Additional Shares Purchase Price”) set forth in such Subsequent Funding Request for an initial aggregate Liquidation Preference equal to the Additional Shares Purchase Price, provided that each Purchaser will be responsible for the portion of the Additional Shares Purchase Price equal to (i) the relative fraction set forth opposite such Purchaser’s name on Schedule I hereto multiplied by (ii) such Additional Shares Purchase Price. Any Subsequent Funding Request will be for an Additional Shares Purchase Price of not less than $15,000,000 (or, in the case of the final Subsequent Funding Request, the remaining unfunded Commitment Amount if less than $15,000,000) or more than the remaining Commitment Amount after the issuance of the Initial Shares and any Additional Shares. Each such Subsequent Funding Request will be irrevocable and delivered to each Purchaser not less than ten (10) business days in advance of the date the Purchasers are requested to purchase Shares.

(c) Subject to the terms and condition hereof, the consummation of the purchase and sale of the Initial Shares (the “Initial Closing”) will take place on the Initial Closing Date at the offices of Latham & Watkins LLP, 10250 Constellation Blvd., Suite 1100, Los Angeles, California 90067 at 8:00 a.m. Los Angeles, California time. The consummation of any subsequent purchases of Additional Shares contemplated by Section 1.2(b) (each, a “Subsequent Closing” and the Initial Closing together with all Subsequent Closings, a “Closing”) will take place on the applicable Subsequent Closing Date at the offices of Latham & Watkins LLP, 10250 Constellation Blvd., Suite 1100, Los Angeles, California 90067 at 8:00 a.m. Los Angeles, California time.

(d) Subject to the satisfaction or waiver on or prior to the Initial Closing Date or any Subsequent Closing Date, as applicable, of the applicable conditions to the Initial Closing or any Subsequent Closing in Section 1.3, at the Initial Closing or any Subsequent Closing, as applicable:

(1) the Company will deliver, or cause to be delivered, to each Purchaser (i) evidence reasonably satisfactory to such Purchaser of the issuance of the Shares in the name of such Purchaser by book entry on the stock ledger of the Company (or, if Shares are to be represented in certificated form, a certificate representing the Shares) and (ii) all other documents, instruments and writings required to be delivered by the Company to such Purchaser pursuant to this Agreement; and

(2) each Purchaser (severally and not jointly) will deliver or cause to be delivered (i) to a bank account designated by the Company in writing at least two (2)

business days prior to the Initial Closing Date or any Subsequent Closing Date, as applicable, (x) in the case of the Initial Closing, its portion of the Initial Shares Purchase Price less its portion of the Commitment Fee and Expense Reimbursement Amount pursuant to Sections 5.1 and 5.2, respectively, or (y) in the case of any Subsequent Closing, its portion of the Additional Shares Purchase Price, in each case, by wire transfer of immediately available funds, and (ii) all other documents, instruments and writings required to be delivered by such Purchaser to the Company pursuant to this Agreement.

(e) All deliveries at the Initial Closing, or any Subsequent Closing, as applicable, will be deemed to occur simultaneously.

1.3 Conditions to the Obligations of the Parties.

(a) On the date of this Agreement, (i) the investor rights agreement substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”) will each have been executed by each of the Company and each Purchaser and (ii) a waiver to the ownership limitations in the Charter substantially in the form attached hereto as Exhibit E will each have been executed by each of the Company and Maewyn FVR II LP.

(b) The obligation of each Purchaser, on the one hand, and the Company, on the other hand, to effect the Initial Closing or any Subsequent Closing, as applicable, is subject to the satisfaction or written waiver by such Purchaser and the Company as of the Initial Closing or any Subsequent Closing, as applicable, of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgment or order shall have been issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the party claiming such failure of condition shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered.

(c) The obligation of each Purchaser to effect the Initial Closing is also subject to the satisfaction or written waiver by such Purchaser as of the Initial Closing of the following conditions:

(1) (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), 2.1(g)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the Initial Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not and would not be reasonably expected to have a Company Material Adverse Effect and (ii) the representations and warranties of the Company set forth in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g) shall be true and correct in all material respects as of the Initial Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

(2) the Company shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Initial Closing;

(3) such Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(c)(1) and (2) have been satisfied;

(4) such Purchaser shall have received an opinion of Venable LLP, counsel for the Company, substantially in the form attached hereto as Exhibit D-1, dated the date of the Initial Closing;

(5) such Purchaser shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, substantially in the form attached hereto as Exhibit D-2, dated the date of the Initial Closing;

(6) the Company shall have filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland on or prior to the Initial Closing Date, which shall have been accepted for record by it on or before the Initial Closing Date; and

(7) the shares of Common Stock issuable upon conversion of the Initial Shares shall have been approved for listing on The New York Stock Exchange (“NYSE”), subject to official notice of issuance.

(d) The obligation of the Company to effect the Initial Closing is also subject to the satisfaction or written waiver by the Company as of the Initial Closing of the following conditions:

(1) (i) the representations and warranties of each Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1), 2.2(c), 2.2(d) and 2.2(e)) shall be true and correct (disregarding all qualifications or limitations as to materiality) as of the Initial Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not prevented or materially delayed or would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and (ii) the representations and warranties of each Purchaser set forth in Sections 2.2(a), 2.2(b)(1), 2.2(c), 2.2(d) and 2.2(e) shall be true and correct in all material respects as of the Initial Closing Date as though made on and as of such date;

(2) each Purchaser shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Initial Closing;

(3) the Company shall have received a certificate signed on behalf of each Purchaser by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(d)(1) and (2) have been satisfied; and

(4) each Purchaser shall have delivered to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that the Purchaser is a U.S. person and that such Purchaser is not subject to backup withholding.

(e) The obligation of each Purchaser to effect any Subsequent Closing is also subject to the satisfaction or written waiver by such Purchaser as of each Subsequent Closing of the following conditions:

(1) (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), 2.1(g)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the applicable Subsequent Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not and would not be reasonably expected to have a Company Material Adverse Effect and (ii) the representations and warranties of the Company set forth in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g) shall be true and correct in all material respects as of the applicable Subsequent Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

(2) the Company shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the applicable Subsequent Closing;

(3) such Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(e)(1) and (2) have been satisfied;

(4) the shares of Common Stock issuable upon conversion of the applicable Additional Shares shall have been approved for listing on NYSE, subject to official notice of issuance; and

(5) the terms of the Series A Preferred Stock shall continue to be part of the Charter as of the applicable Subsequent Closing Date.

(f) The obligation of the Company to effect any Subsequent Closing is also subject to the satisfaction or written waiver by the Company as of the applicable Subsequent Closing of the following conditions:

(1) (i) the representations and warranties of each Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1), 2.2(c), 2.2(d) and 2.2(e)) shall be true and correct (disregarding all qualifications or limitations as to materiality) as of the applicable Subsequent Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not prevented or materially delayed or would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and (ii) the representations and warranties of each Purchaser set forth in Sections 2.2(a), 2.2(b)(1), 2.2(c), 2.2(d) and 2.2(e) shall be true and correct in all material respects as of the applicable Subsequent Closing Date as though made on and as of such date;

(2) each Purchaser shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the applicable Subsequent Closing;

(3) the Company shall have received a certificate signed on behalf of each Purchaser by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(f)(1) and (2) have been satisfied; and

(4) Unless previously delivered at the Initial Closing, each Purchaser shall have delivered to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that the Purchaser is a U.S. person and that such Purchaser is not subject to backup withholding.

Article II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth (x) in SEC Documents filed or furnished prior to the date of this Agreement or (y) in a correspondingly identified schedule attached hereto (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to each Purchaser, as of the date hereof, as of the Initial Closing Date and any Subsequent Closing Date, as applicable (except to the extent made only as of a specified date in which case as of such date), that:

(a) Organization and Authority.

(1) The Company (i) is a corporation duly incorporated and validly existing under the laws of the state of Maryland, (ii) has all requisite corporate power and authority to own its properties and conduct its business as described in the SEC Documents and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

(2) Each of the Company’s Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”)) (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as described in the SEC Documents and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Capitalization.

(1) The authorized capital stock of the Company consists of 450,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on November 10, 2025, (i) 21,653,669 shares of Common Stock were issued and outstanding, (ii) 1,667,514 Common Stock were reserved for issuance under a Plan, (iii) 616,118 shares of Common Stock were available for issuance upon the vesting of the Company’s outstanding restricted stock unit awards (the “Company RSUs”), (iv) 6,224,362 shares of Common Stock were reserved for issuance upon the exchange or redemption of units of limited partnership (“OP Units”) of FrontView Operating Partnership LP (“Operating Partnership”), and (v) and no shares of Preferred Stock were issued and outstanding.

(2) All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right. Except as set forth in Section 2.1(b)(1), the Company has not issued any securities or right to purchase securities of the Company (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other Equity Interests of the Company). Except as provided in the Charter, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership and the Transaction Documents, there are no outstanding contractual obligations of the Company

(i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other Equity Interests in, the Company. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect.

(3) Each outstanding share of capital stock of or other Equity Interest in each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and, except in the case of the Operating Partnership, is owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens, except, in each case, where such failure, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued.

(c) Authorization.

(1) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement and the Investor Rights Agreement have been, and (as of the Initial Closing Date or the date of the Warrant Agreement, as applicable) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser, this Agreement and the Investor Rights Agreement are, and (as of the Initial Closing Date or the date of the Warrant Agreement, as applicable) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the rights of the Shares to convert into shares of Common Stock or the issuance of shares of Common Stock upon exercise of the Warrants), will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the (A) terms, conditions or provisions of the Charter or the Amended and Restated Bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”) or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (B) obligations, agreements, covenants or conditions contained in any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3) Other than (i) the securities or blue sky laws of the various states of the United States, (ii) the filing of one or more Forms 8-K, (iii) the listing on NYSE of the shares of Common Stock issuable upon the conversion of the Shares or any shares of Common Stock issuable upon exercise of the Warrants and (iv) the filing of the Articles Supplementary with the State Department of Assessments and Taxation of Maryland, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the execution or delivery by the Company of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents, other than such notices, registrations, declarations, filings, exemptions, reviews, consents or approvals as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Sale of Securities. Assuming the accuracy of the Purchasers’ representations in Section 2.2, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act.

(e) Status of Securities. The Shares to be issued pursuant to this Agreement and the shares of Common Stock to be issued upon conversion of the Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Articles Supplementary, the Shares will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company, and will be free and clear of all Liens, except restrictions arising under the Charter and applicable securities Laws. Upon any conversion of any Shares into shares of Common Stock pursuant to the terms of the Articles Supplementary, such shares of Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other stockholder of the Company, and will be free and clear of all Liens, except restrictions arising under the Charter and applicable securities Laws. The shares of Common Stock to be issued upon any conversion of the Shares have been duly reserved for such issuance.

(f) SEC Documents; Financial Statements.

(1) The Company has filed, on a timely basis, all required reports, proxy statements, forms, and other documents with the SEC since October 2, 2024 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective filing date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) The Company (i) has established disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Director’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(3) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(4) The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents, together with the related schedules and notes thereto, (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the consolidated statements of operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).

(g) Brokers and Finders. Neither the Company nor its Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(h) Litigation. There is no legal, governmental or regulatory proceedings, actions or investigations pending or, to the Knowledge of the Company, threatened against, nor any outstanding judgment, order, writ or decree against, the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity, which individually or in the aggregate have a Company Material Adverse Effect.

(i) Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(j) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

(k) Federal Tax Status. Commencing with its taxable year ending December 31, 2024, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code.

(l) No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchasers, or any of their respective Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) any oral or written information presented to the Purchasers or any of their respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement and the other Transaction Documents or in the course of the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchasers and their respective Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for actual and intentional fraud.

2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, as of the date hereof, as of the Initial Closing Date and any Subsequent Closing Date, as applicable, (except to the extent made only as of a specified date in which case as of such date), severally and not jointly, that:

(a) Organization and Authority. The Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction or organization, (ii) has all requisite power and authority to own its properties and assets and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified has not and would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Authorization.

(1) The Purchaser has the requisite power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement and the Investor Rights Agreement have been, and (as of the Initial Closing or the date of the Warrant Agreement, as applicable) the other Transaction Documents will be, duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, this Agreement and the Investor Rights Agreement are, and (as of the Initial Closing or the date of the Warrant Agreement, as applicable) each of the other Transaction Documents will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other organizational proceedings are necessary for the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

(2) Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the (A) terms, conditions or provisions of its organizational documents or (B) obligations, agreements, covenants or conditions contained in any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

(3) Other than (i) the securities or blue sky Laws of the various states and (ii) filings pursuant to Section 13 and Section 16 of the Exchange Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents or the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.

(c) Financial Capability. At the Initial Closing and any Subsequent Closing, as applicable, the Purchaser will have access to available funds necessary to consummate the Initial Closing or Subsequent Closing, as applicable, on the terms and conditions contemplated by this Agreement (including paying the Purchaser’s full portion of the Initial Shares Purchase Price or the Additional Shares Purchase Price, as applicable). The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I (including paying the Purchaser’s full portion of the Initial Shares Purchase Price or the Additional Shares Purchase Price, as applicable) will not be available on the Initial Closing Date or any Subsequent Closing Date, as applicable. The Purchaser acknowledges that its obligations under Article I are not subject to any conditions regarding the Purchaser’s ability or any other Person’s ability to obtain financing for the consummation of the Initial Closing and any Subsequent Closing, as applicable.

(d) Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

(e) Investment Representations.

(1) The Purchaser acknowledges that the Shares and the Warrants have not been and will not be, and the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants have not been, registered under the Securities Act or under any state securities Laws.

(2) If the Purchaser is an accredited investor based solely upon the accredited investor status of all of its equity owners, (i) such Purchaser is an entity that is an accredited investor, as defined in Rule 501(a)(8), in which all of the equity owners are accredited investors, as defined in Rule 501(a)(3), Rule 501(a)(5), Rule 501(a)(6), Rule 501(a)(7), Rule 501(a)(9), or Rule 501(a)(12), (ii) each of such Purchaser’s equity owners has a minimum investment obligation to the Purchaser (including pursuant to a binding commitment to invest at least a minimum cash amount in one or more installments, as and when called by the Purchaser) of at least $200,000 for natural persons and $1,000,000 for legal entities, which minimum investment amount is not financed in whole or in part by any third party for the specific purpose of participating in the purchase of the Shares, and (iii) such Purchaser’s investment in the Shares will not be financed in whole or in part by any third party for the specific purpose of purchasing the Shares.

(3) If the Purchaser is an accredited investor based upon its total assets, (i) such Purchaser is an accredited investor, as defined in Rule 501(a)(3), Rule 501(a)(7), Rule 501(a)(9), or Rule 501(a)(12) and (ii) such Purchaser’s investment in the Shares will not be financed in whole or in part by any third party for the specific purpose of purchasing the Shares.

(4) The Purchaser (i) acknowledges that it is acquiring the Shares and the shares of Common Stock issuable upon the conversion of the Shares, and, if applicable, the Warrants and shares of Common Stock issuable upon the exercise of the Warrants, pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no intention to distribute any of the Shares, the Warrants or the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants to any person in violation of applicable securities Laws.

(5) The Purchaser will not sell, transfer, or otherwise dispose of any of the Shares, the Warrants or the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants, except in compliance with the Charter and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws.

(6) The Purchaser has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares, the Warrants and the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants and of making an informed investment decision and to protect its own interest in connection with such investment.

(7) Without prejudice to any claim of the Purchaser hereunder for breach of the Company’s representations and warranties or for actual and intentional fraud in the making of the representations and warranties of the Company set forth in this Agreement or in any certificate delivered hereunder, (i) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, the Warrants and the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants and (ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access.

(8) The Purchaser can bear the economic risk of (i) an investment in the Shares, the Warrants and the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants indefinitely and (ii) a total loss in respect of such investment.

(9) The Purchaser hereby represents that neither the Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) of the Securities Act. For purposes hereof, “Rule 506(d) Related Party” means a person or entity covered by the “Bad Actor” disqualifications of Rule 506(d) of the Securities Act as set out in clause (1) thereof.

(f) Ownership of Company Stock. As of the date hereof, other than 944,064 shares of Common Stock owned by Maewyn FVR LP, none of the Purchasers nor any of their respective Affiliates beneficially owns any shares of Common Stock.

(g) No Additional Representations. Each of the Purchaser and its Affiliates acknowledges and agrees that, except for the representations and warranties contained in Section 2.1, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person, makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in Section 2.1, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement and the other Transaction Documents or in the course of the transactions contemplated hereby or thereby. To the fullest extent permitted by applicable law, except with respect to the representations and warranties contained in Section 2.1, neither the Company nor any of its Subsidiaries shall have any liability to Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement and the other Transaction Documents or in the course of the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing in this Section 2.2(f) shall limit, preclude or prohibit any claim by the Purchaser of actual and intentional fraud.

Article III

COVENANTS

3.1 Filings; Other Actions. The Purchasers and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. For the avoidance of doubt, the Company will have no obligation to share with the Purchasers any SEC Documents to be filed with or furnished to the SEC other than those portions which contain information relating to the Purchasers. This Section 3.1(a) shall not apply to any statement made by the Company in any SEC Documents to be filed with or furnished to the SEC which is consistent with prior disclosure (including pursuant to any communications plan agreed to between the Company and the Purchasers prior to such disclosure).

(b) Each Purchaser shall promptly furnish the Company, and the Company shall promptly furnish each Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement and the other Transaction Documents.

(c) Neither the Purchasers nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement and the other Transaction Documents unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate therein or thereat.

(d) Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1.

3.2 Reasonable Best Efforts to Close. Prior to the Initial Closing or any Subsequent Closing, each of the Company and each Purchaser will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end.

3.3 Authorized Common Stock. At any time that any Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the stock of the Company to include a number of authorized but unissued shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of all Shares then issued and outstanding. All shares of Common Stock delivered upon conversion of the Shares shall be newly issued shares, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens arising under the Charter and applicable securities Laws).

3.4 Certain Adjustments. During the Pre-Closing Period, if the Company shall effect any transaction that would have resulted in an adjustment to the Conversion Rate (as defined in the Articles Supplementary) pursuant to Section 10 of the Articles Supplementary if the Shares had been issued since the date hereof, the Company shall adjust the Conversion Rate, effective as of the Initial Closing Date, in the same manner as would have been required by Section 10 of the Articles Supplementary if the Shares had been issued and outstanding since the date hereof.

3.5 NYSE Listing of Shares. Prior to the Initial Closing and any Subsequent Closing, as applicable, the Company shall promptly apply to cause the shares of Common Stock issuable upon the conversion of the Initial Shares or any Additional Shares, as applicable, to be approved for listing on NYSE, subject to official notice of issuance.

3.6 State Securities Laws. During the Pre-Closing Period or the period prior to any Subsequent Closing, as applicable, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Initial Shares or such Additional Shares, as applicable, and the shares of Common Stock issuable upon the conversion of the Initial Shares or such Additional Shares, as applicable, and (b) cause such authorization, approval, permit or qualification to be effective as of the Initial Closing Date or such Subsequent Closing Date, as applicable, and, as to the shares of Common Stock issuable upon conversion of the Initial Shares or such Additional Shares, as applicable, as of any such conversion.

3.7 Negative Covenants. During the Pre-Closing Period, except as required by applicable Law, to comply with any judgment, ruling, order, writ, injunction or decree of any Governmental Entity or as required by the Transaction Documents, the Company and its Subsidiaries shall use their reasonable best efforts to operate their businesses in all material respects in the ordinary course consistent with past practice, and, without the prior written consent of each Purchaser (such consent not to be unreasonably withheld, delayed or conditioned), shall not:

(a) declare, or make payment in respect of, any dividend upon any shares of the Company, other than cash dividends that are in amounts that are materially consistent with past practice;

(b) redeem, repurchase or acquire any shares of the Company, other than (i) repurchases of shares (A) approved by the Board of Directors and publicly announced, (B) made in an “open market” transaction at the then-prevailing price or through an “accelerated share repurchase” on customary terms or (C) from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice pursuant to any of the Company’s agreements or plans in effect as of the date hereof and (ii) shares withheld on the vesting of Company RSUs;

(c) authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company other than (i) the authorization and issuance of the Shares, (ii) issuances pursuant to any of the Company’s agreements or plans in effect as of the date hereof of shares of capital stock, or securities exercisable for, exchangeable for or convertible into shares of capital stock, of the Company to (A) officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or (B) non-officer employees of the Company or any of its Subsidiaries, (iii) subject to Section 3.4, if applicable, issuances of shares of Common Stock pursuant to any securities offering, and (iv) issuances of shares of Common Stock pursuant to the exchange or redemption of OP Units;

(d) amend or otherwise change, or waive any provision of, the Charter or the Bylaws or make any material change to any organizational document of any Company Subsidiary, including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction;

(e) sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the Company or any of its Subsidiaries, except (i) pursuant to existing agreements, (ii) for dispositions in the ordinary course of business consistent with past practice and (iii) dispositions in an aggregate amount up to $50.0 million per calendar quarter, net of any acquisitions during such calendar quarter;

(f) make any material loans or material advances of money to any Person (other than the Company and its Subsidiaries), except for (i) loans made pursuant to any Plan, (ii) advances to employees or officers of the Company or any of its Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice or (iii) trade credit extended to tenants and other business counterparties in the ordinary course of business consistent with past practice; or

(g) authorize or enter into a contract or otherwise make any commitment to do any of the foregoing.

Article IV

ADDITIONAL AGREEMENTS

4.1 Transfer Restrictions.

(a) Each Purchaser acknowledges that it will not sell, transfer, or otherwise dispose of any of the Shares, the Warrants or shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants, except in compliance with the Charter and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws.

(b) Any attempted Transfer in violation of this Section 4.1 shall be null and void ab initio and the Company shall not be required to give any effect thereto.

4.2 Legend.

(a) Each Purchaser agrees that all certificates or other instruments representing the Shares subject to this Agreement (or the Warrants or the shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants) will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS SECURITY, THE CONVERSION OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER AS SET FORTH IN THE COMPANY’S CHARTER, AS THE SAME MAY BE IN EFFECT FROM TIME TO TIME, AND THE COMPANY WILL FURNISH A FULL STATEMENT ABOUT CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK ON REQUEST AND WITHOUT CHARGE.

(b) Upon the written request of a Purchaser (or any Permitted Transferee), if the Shares, the Warrants or any shares of Common Stock issuable upon the conversion of the Shares or the exercise of the Warrants are either eligible to be sold (i) pursuant to an effective registration statement under the Securities Act or (ii) without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 of the Securities Act, then each of the Company and such Purchaser will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Shares, Warrants or shares of Common Stock will be removed in connection with a sale thereof, subject to the receipt from such Purchaser by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, including, if required by the Company’s transfer agent, an opinion of counsel reasonably satisfactory to the transfer agent to the effect that such legend is no longer required under the Securities Act and applicable state Laws.

4.3 Tax Matters. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (a) the issuance of the Shares or (b) the issuance of shares of Common Stock upon conversion of the Shares. However, in the case of conversion of Shares, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

4.4 Survival. Except in the case of intentional and actual fraud, the representations and warranties of the parties contained in Article II hereof and made at or prior to any Closing shall not survive, and shall terminate automatically as of, that Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after that Closing, on the party, its Affiliates or any of their respective representatives. All other covenants and agreements of the parties contained herein shall survive the Initial Closing and any Subsequent Closing, as applicable, in accordance with their terms.

Article V

MISCELLANEOUS

5.1 Expenses. At the Initial Closing, the Company shall pay the reasonable and documented fees and expenses of counsel (who will be Latham & Watkins LLP) for the Purchasers incurred in connection with the consummation of the transactions contemplated herein, in an aggregate amount not to exceed $500,000 (the “Expense Reimbursement Amount”); provided, however, that the in the event that the Initial Closing has not occurred by the Initial Closing Deadline, the Company shall pay the reasonable and documented fees and expenses of counsel for the Purchasers incurred in connection with the consummation of the transactions contemplated herein.

5.2 Commitment Fee. At the Initial Closing, the Company shall pay the Purchasers a fee in the amount of 2% of the Commitment Amount (the “Commitment Fee”) in the relative fraction set forth opposite such Purchaser’s name on Schedule I hereto.

5.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Initial Closing and any Subsequent Closing, as applicable, are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.4 Counterparts; Electronic Transmission. This Agreement, and any amendments hereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state Laws based on the Uniform Electronic Transactions Act. Neither party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on each party hereto.

5.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of New York, except where the provisions of the laws of the State of Maryland are mandatorily applicable. The parties further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”), shall be brought exclusively in a state or federal court located in the Borough of Manhattan, State of New York (the “Chosen Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. The parties further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.6 shall be deemed effective service of process on such Person. AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given hereunder (i) on the date of delivery when delivered personally or sent by electronic mail (upon confirmation of receipt), (ii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid and (iii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other address as may be designated in writing by the party to receive such notice.

(a) If to Maewyn FVR II LP:

c/o Maewyn Capital Partners
3889 Maple Avenue, Suite 220
Dallas, Texas 75219
Attn: Charles Fitzgerald
E-mail: [***]

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100

Los Angeles, California 90067
Attn: Lewis Kneib

Andrew Blumenthal

E-mail: [***]

(b) If to Rebound Investment, LP

c/o BC Partners Advisors L.P.

650 Madison Ave, 3rd Floor

New York, NY 10022

Attn: Daniel Wolfe and Operations

Email: [***]

with copy to (which copy alone shall not constitute notice):

Rimon Law

100 Park Avenue 16th Floor

New York, New York, 10017

Attn: Matthew Pace and Lisa-Marie Monsanto

Email: [***]

(c) If to Petrus Special Situations Fund, L.P.:

c/o Petrus Special Situations Fund, L.P.

3000 Turtle Creek Blvd., Dallas, Texas 75219

Attn: Jonathan Covin, General Counsel

E-mail: [***]

with a copy to (which copy along shall not constitute notice):

Haynes Boone

98 San Jacinto Boulevard, Suite 1500

Austin, TX 78701

Attn: Evan Hall

E-mail: [***]

(d) If to the Company:

FrontView REIT, Inc.

3131 McKinney Avenue, Suite L10

Dallas, Texas 75204
Attn: Pierre Revol
E-mail: [***]

with a copy to (which copy alone shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
801 17th Street, NW

Washington, District of Columbia 20006
Attn: Stuart Barr
E-mail: [***]

5.7 Entire Agreement. This Agreement (including the Exhibits hereto and the documents and instruments referred to in this Agreement), constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby.

5.8 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (a) a Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more

Permitted Transferees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve such Purchaser of its obligations hereunder prior to the Subsequent Closing Deadline.

5.9 Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(d) the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City generally are authorized or required by law or other governmental action to close.

5.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.11 Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

5.13 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate in good faith with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser (or such Purchaser’s Affiliates) will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld, delayed or conditioned) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 5.13 shall not apply to any press release or other public statement made by the Company or a Purchaser (a) which is consistent with prior disclosure (including pursuant to any communications plan agreed to between the Company and such Purchaser prior to such disclosure) and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees.

5.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof or an injunction or injunctions restraining any breach or threatened breach of any covenant or agreement set forth in this Agreement, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

5.15 Termination. This Agreement may only be terminated:

(a) by mutual written agreement of the Company and each Purchaser;

(b) by either the Company or the Purchasers if the Initial Closing shall not have occurred on or before the Initial Closing Deadline; provided, however, that the right to terminate this Agreement pursuant to this Section 5.15 shall not be available to any party whose failure to materially comply with any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Initial Closing to occur on or prior to the Initial Closing Deadline;

(c) by notice given by the Company to the Purchasers, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by a Purchaser in this Agreement such that the conditions in Section 1.3(d)(1) or (2), in the case of the Initial Closing, or Section 1.3(f)(1) or (2), in the case of any Subsequent Closing, as applicable, would not be satisfied and which have not been cured by such Purchaser fifteen (15) days (but in no event later than the Initial Closing Deadline, in the case of the Initial Closing, or the Subsequent Closing Deadline, in the case of any Subsequent Closing, as applicable) after receipt by such Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(d) by notice given by a Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(c)(1) or (2), in the case of the Initial Closing, or Section 1.3(e)(1) or (2), in the case of any Subsequent Closing, as applicable, would not be satisfied and which have not been cured by the Company within fifteen (15) days (but in no event later than the Initial Closing Deadline, in the case of the Initial Closing, or the Subsequent Closing Deadline, in the case of any Subsequent Closing, as applicable) after receipt by the Company of written notice from such Purchaser requesting such inaccuracies or breaches to be cured.

5.16 Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.15, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (i) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination and (ii) any actual and intentional fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 5.3 to 5.14 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance), Section 5.17 (Non-Recourse) and Section 5.18 (Definitions) shall survive the termination of this Agreement; provided, however, in the event that this Agreement is terminated following the Initial Closing and prior to the Subsequent Closing Deadline (x) the parties’ obligations under Sections 1.2(b) shall become void and have no effect and (y) all other provisions of the Agreement shall remain in full force and effect.

5.17 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchasers, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

5.18 Definitions.

(a) As used herein, the following terms have the meanings ascribed thereto below:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (except for the purposes of Sections 5.16 and 5.17, such portfolio companies shall be deemed Affiliates), or (ii) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of any Purchaser for purposes of this Agreement. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Code” means the United Stated Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: (i) any change in the Company’s stock price or trading volume on the NYSE, (ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iv) any Effect caused by the announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchasers or any of their respective Affiliates as the Purchasers in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, (vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchasers, (vii) changes in GAAP or other accounting standards (or any interpretation thereof) or (viii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a Company Material Adverse Effect and (B) with respect to clauses (iii), (v), (vii) and (viii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its Subsidiaries.

“Company Subsidiary” means any Subsidiary of the Company.

“Effect” means any change, event, effect, development or circumstance.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Initial Closing Date” means the first date that any Shares are issued to the Purchasers pursuant to the Initial Closing.

“Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of the Company’s chief executive officer or chief financial officer.

“Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person or (iii) any investment fund, vehicle or similar entity of which the first specified Person, or any Affiliate, advisor or manager of the first specified Person serves as a general partner, manager or advisor, or any successor entity of the Persons described in this clause (iii).

“Person” means any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Plan” means (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar plan, policy, program, agreement or arrangement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any material obligation or material liability in respect of its employees; in each case, excluding any compensation or benefit arrangement maintained by a Governmental Entity.

“Pre-Closing Period” means the period commencing on the date hereof and terminating on the earlier to occur of (a) the Initial Closing Date and (b) the termination of this Agreement in accordance with the provisions hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsequent Closing Date” means any date that any Shares are issued to the Purchasers pursuant to a Subsequent Closing.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a Subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Transaction Documents” means this Agreement, the Articles Supplementary, the Investor Rights Agreement and the Warrant Agreement.

“Transfer” by any Person means, directly or indirectly, to (i) sell, transfer, assign, pledge, encumber, hypothecate, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or similarly dispose of, either voluntarily or involuntarily, any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any subject securities, for cash or otherwise.

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the holders thereof the rights, set forth in, the Warrant Agreement.

“Warrant Agreement” means the warrant agreement in substantially the form attached hereto as Exhibit C to be entered into in accordance with the terms of the Articles Supplementary.

(b) As used herein, the following terms are defined in the Section of this Agreement set forth after such term below:

Term	Location of Definition
Additional Shares	1.2(b)
Additional Shares Purchase Price	1.2(b)
Agreement	Preamble
Applicable Matters	5.5
Board of Directors	2.1(c)(1)
Bylaws	2.1(a)(1)
Articles Supplementary	Recitals
Charter	1.1
Chosen Court	5.5
Common Stock	2.1(b)(1)
Closing	1.2(c)
Commitment Amount	1.1
Commitment Fee	5.2
Common Stock	2.1(b)(1)
Company	Preamble
Company Options	2.1(b)(1)
Company RSUs	2.1(b)(1)
Expense Reimbursement Amount	5.1
GAAP	2.1(f)(4)
Initial Closing	1.2(c)
Initial Closing Deadline	1.2(a)
Initial Funding Request	1.2(a)
Initial Shares	1.2(a)
Initial Shares Purchase Price	1.2(a)
Non-Recourse Party	5.17
NYSE	1.3(c)(7)
OP Units	2.1(b)(1)
Operating Partnership	2.1(b)(1)
Preferred Stock	2.1(b)(1)
Purchaser	Preamble
REIT	2.1(k)
SEC	2.1(a)(2)
SEC Documents	2.1(f)(1)
Series A Preferred Stock	Recitals
Shares	1.1

Subsequent Closing	1.2(c)
Subsequent Closing Deadline	1.2(b)
Subsequent Funding Request	1.2(b)

*****

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

FRONTVIEW REIT, INC.

By: /s/ Pierre Revol
Name: Pierre Revol
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

MAEWYN FVR II LP

By: /s/ Charles Fitzgerald
Name: Charles Fitzgerald

Title: Managing Partner

REBOUND INVESTMENT, LP

By: /s/ Edward Goldthorpe
Name: Edward Goldthorpe

Title: Authorized Signatory

PETRUS SPECIAL SITUATIONS FUND, L.P.

By: /s/ Jonathan Covin
Name: Jonathan Covin

Title: General Counsel

SCHEDULE I

Purchaser	Fraction of Total Commitment	Maximum Portion of Total Commitment
Maewyn FVR II LP	6/15	$30,000,000
Rebound Investment, LP	4/15	$20,000,000
Petrus Special Situations Fund, L.P.	5/15	$25,000,000
TOTAL		$75,000,000

4

EXHIBIT A

Form of Articles Supplementary

[See Attached]

5

FRONTVIEW REIT, INC.

Articles Supplementary

Series A Convertible Preferred Stock

FrontView REIT, Inc., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Sections 2-105 and 2-208 of the Maryland General Corporation Law and Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation, by duly adopted resolutions, classified and designated 750,000 shares of authorized but unissued preferred stock, par value of $0.01 per share, of the Corporation (the “Preferred Stock”), as shares of a series of Preferred Stock, designated as Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), with the following preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, including Exhibits A, B-1 and B-2, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

Section 1. Definitions.

“Adjusted Funds From Operations” means, with respect to the Corporation and its Subsidiaries on a consolidated basis, for any calendar quarter, “Adjusted Funds From Operations” or “AFFO” (or similar term) as defined and presented in the earnings press release issued by the Corporation for such calendar quarter. Notwithstanding the foregoing, for purposes of these Articles Supplementary, “Adjusted Funds From Operations” shall not include any adjustment for gains on sales.

“Adjusted Funds From Operations Per Share” means, for any calendar quarter, an amount equal to (a) the Adjusted Funds From Operations for such calendar quarter divided by (b) the Diluted Weighted Average Shares Outstanding as of the Close of Business on the last calendar day of such calendar quarter.

“Affiliate” has the meaning set forth in Rule 144.

“Articles Supplementary” means the terms of the Convertible Preferred Stock, as initially set forth in these Articles Supplementary and has become a part of the Charter.

“As-Converted Common Shares” has the meaning set forth in Section 5(b)(i).

“Authorized Denomination” means, with respect to a Holder, either (a) all shares of Convertible Preferred Stock held by such Holder; or (b) that portion of the shares of Convertible Preferred Stock held by such Holder that represents the greater of at least (i) twenty percent (20%) of the shares of Convertible Preferred Stock held by such Holder and (ii) an aggregate Liquidation Preference of $7,500,000.

“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Corporation’s Amended and Restated Bylaws, as amended or supplemented from time to time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Change of Control” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Corporation’s common equity representing more than fifty percent (50%) of the voting power of all of the Corporation’s then-outstanding common equity; or

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Conversion Date” has the meaning set forth in Section 10(c)(ii).

“Change of Control Conversion Price” means the per share consideration to be paid on the Common Stock in a Change of Control.

“Change of Control Conversion Right” has the meaning set forth in Section 10(c)(ii).

“Charter” means the charter of the Corporation.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Corporation, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Dividend Threshold” has the meaning set forth in Section 5(b)(ii).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or Redemption if:

(a) either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock or that may be issued upon conversion of any share of Convertible Preferred Stock that is subject to such Redemption, as applicable, would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Conversion Notice or Redemption Notice, as applicable, is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided, however, that each Holder will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, further, that if a Holder fails to provide such information to the Corporation within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder;

(b) each share of Common Stock referred to in (i) clause (a)(ii) above will, when sold or otherwise transferred pursuant to the registration statement referred to in such clause, be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number;

and (ii) in clause (a) above will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); and

(c) (i) the Corporation has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Corporation falling below the minimum listing maintenance requirements of such exchange.

“Conversion Agent” has the meaning set forth in Section 3(e)(i).

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date, a Mandatory Conversion Date or a Change of Control Conversion Date.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” means, as of any time, an amount equal to (a) the Liquidation Preference per share of Convertible Preferred Stock divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means [5.88235] shares of Common Stock per share of Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in these Articles Supplementary or the Convertible Preferred Stock to the Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Rate immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in the Preamble.

“Corporation” means FrontView REIT, Inc., a Maryland corporation.

“Corporation Conversion Notice” has the meaning set forth in Section 10(c)(v).

“Corporation Conversion Notice Date” means, with respect to a Mandatory Conversion or a Change of Control Conversion, the date on which the Corporation sends the Corporation

Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(v) or such Change of Control Conversion pursuant to Section 10(c)(ii).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FVR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Corporation selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Defaulted Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(2).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Diluted Weighted Average Shares Outstanding” means, for any calendar quarter, “Diluted Weighted Average Shares Outstanding” (or similar term) as set forth in the Corporation’s presentation of “Adjusted Funds From Operations Per Share” or “AFFO Per Share” (or similar term) in the earnings press release issued by the Corporation for such calendar quarter.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Corporation’s stock whose terms do not expressly provide that such class or series will rank senior to, or on parity with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank on parity with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Corporation’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Corporation for such shares, expressed as an amount per share of Common Stock; and

(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i) numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received by the Corporation for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Corporation in connection with such issuance or sale (excluding any other fees or expenses incurred by the Corporation) will be added to the aggregate consideration referred to in such clause;

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(2) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Corporation’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Corporation’s issuance or grant of shares of Common Stock, options to purchase shares Common Stock, or any other form of equity-based or equity-related awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Corporation or any of its Subsidiaries pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Corporation’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that, except in the case of issuances in connection with exchanges or redemptions of OP Units, such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date and without giving effect to any amendments to such agreements or instruments made after the Initial Issue Date; (d) the Corporation’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and (e) the Corporation’s issuance of the Convertible Preferred Stock, any Warrants and any shares of Common Stock upon conversion of the Convertible Preferred Stock or the exercise of any Warrants. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means [date].

“Investment Agreement” means that certain Investment Agreement, dated as of November 12, 2025, by and among the Corporation and Maewyn FVR II LP, Rebound Investment, LP and Petrus Special Situations Fund, L.P. (each, a “Purchaser”).

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects.

“Liquidation Junior Stock” means any class or series of the Corporation’s stock whose terms do not expressly provide that such class or series will rank senior to, or on parity with, the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.

“Liquidation Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank on parity with the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to each share the Convertible Preferred Stock, an amount equal to one hundred dollars ($100) per share of Convertible Preferred Stock.

“Liquidation Senior Stock” means any class or series of the Corporation’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

“Maewyn Holder” means Maewyn FVR II LP.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to the Corporation’s Mandatory Conversion Right.

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“NYSE Ownership Limitation” has the meaning set forth in Section 10(h)(i)(1).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of the Corporation.

“Operating Partnership” means FrontView Operating Partnership LP.

“OP Unit” means a common unit of limited partnership interest of the Operating Partnership.

“OP Unit Dividend Threshold” has the meaning set forth in Section 5(b)(ii).

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion or a Change of Control Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Ownership Limitation Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Paying Agent” has the meaning set forth in Section 3(e)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under these Articles Supplementary.

“Record Date” means, with respect to any dividend on, or issuance to holders of, Convertible Preferred Stock, Common Stock or OP Units, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock or OP Units, as applicable, that are entitled to such dividend or issuance.

“Redemption” means the redemption of any Convertible Preferred Stock by the Corporation pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the Redemption of the Convertible Preferred Stock by the Corporation pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Corporation sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Corporation to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means (i) in the case of a Terminating Holder, the date that is ten (10) calendar days after the Termination Event Date applicable to such Terminating Holder; and (ii) in the case of any other Holder, the date that is three (3) years after the last date on which any Convertible Preferred Stock is issued pursuant to the terms of the Investment Agreement.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(e)(ii).

“Registrar” has the meaning set forth in Section 3(e)(i).

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each January 15, April 15, July 15 and October 15 of each year, beginning on [_____].

“Regular Dividend Period” has the meaning set forth in Section 5(a)(i).

“Regular Dividend Rate” initially means six and three quarters percent (6.75%) per annum; provided, however, if any share of the Convertible Preferred Stock remains outstanding on the date that is four (4) years after the last date on which the Convertible Preferred Stock is issued pursuant to the terms of the Investment Agreement, such Regular Dividend Rate shall be increased to eight percent (8%) per annum on such date and, on each one (1) year anniversary thereafter, be further increased by two percent (2%) per annum until such time as the Regular Dividend Rate is twelve percent (12%).

“Regular Dividend Record Date” has the following meaning: (a) March 31, in the case of a Regular Dividend Payment Date occurring on April 15; (b) June 30, in the case of a Regular Dividend Payment Date occurring on July 15; (c) September 30, in the case of a Regular Dividend

Payment Date occurring on October 15; and (d) December 31, in the case of a Regular Dividend Payment Date occurring on January 15.

“Related Participating Dividend” has the meaning set forth in Section 5(b)(i)

“Requisite Stockholder Approval” means the stockholder approval contemplated by The New York Stock Exchange listing rules (or the analogous rules of any other exchange on which the Common Stock is listed) with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock (or, if applicable, upon exercise of any Warrants issuable pursuant to Section 7(c)) in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing rules of The New York Stock Exchange (or the analogous rules of any other exchange on which the Common Stock is listed), such stockholder approval is no longer required for the Corporation to settle all conversions of the Convertible Preferred Stock (or, if applicable, to settle all exercises of any Warrants issuable pursuant to Section 7(c)) in shares of Common Stock without regard to Section 10(h).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any share of Convertible Preferred Stock or Conversion Share.

“Stock Exchange Minimum Price” means $13.21 per share of Common stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(ii).

“Termination Event Date” means, with respect to a Terminating Holder, the date, if any, on which a Termination Event occurs with respect to such Terminating Holder.

“Terminating Holder” means (a) a Purchaser that fails to cure any default of its obligation to purchase shares of Convertible Preferred Stock pursuant to any Subsequent Funding Request (as defined in the Investment Agreement) submitted in accordance with Section 1.2 of the Investment Agreement for a period of thirty (30) calendar days following the date notice is sent by the Corporation of the default (such a failure, a “Termination Event”) and (b) any Holder that acquires shares of Convertible Preferred Stock directly or indirectly from the Person described in clause (a).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means [_____], or any successor thereto.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; and

(b) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144).

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed,

or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then VWAP Trading Day” means a Business Day.

“Warrant” means each warrant issued by the Corporation pursuant to, and having the terms, and conferring to the holders thereof the rights, set forth in, the Warrant Agreement.

“Warrant Agreement” means the warrant agreement in substantially the form attached to the Investment Agreement as Exhibit C thereto.

“Weighted Average Issuance Price” has the meaning set forth in Section 10(f)(i)(2).

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. Rules of Construction. For purposes of these Articles Supplementary:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to these Articles Supplementary as a whole and not to any particular Section or other subdivision of these Articles Supplementary, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to these Articles Supplementary are deemed to form part of these Articles Supplementary.

Section 3. The Series A Convertible Preferred Stock.

(a) Designation; Par Value. A series of stock of the Corporation titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of Preferred Stock of the Corporation. The par value of the Convertible Preferred Stock is $0.01 per share.

(b) Number of Authorized Shares. The total number of authorized shares of Convertible Preferred Stock is Seven Hundred Fifty Thousand (750,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will be deemed to (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule; and (3) be dated as of the date it is issued by the Transfer Agent pursuant to the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder.

(ii) Certificates.

(1) Generally. The Convertible Preferred Stock will originally be represented in the form of one or more Certificates in the form of an electronic book-entry.

(2) Electronic Certificates; Interpretation. For purposes of these Articles Supplementary, (A) each Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Certificate notwithstanding that such Certificate may be in a form that does not permit affixing legends thereto (and references herein to such Certificates “bearing” a legend or similar terms will be deemed to be satisfied by this clause); (C) any reference in the terms of the Convertible Preferred Stock to the “delivery” of any Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Maryland General Corporation Law, the Charter and the Bylaws, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Certificates, such Certificates will be deemed to be executed by the Corporation.

(iii) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv) Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment. The Corporation will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Corporation, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Corporation will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (2) with respect to any other payment, the date that is ten (10) Business Days immediately before the date such payment is due; provided, however, that, with respect to any cash Conversion Consideration due to settle a conversion of the Convertible Preferred Stock, such written request may instead be included in the related Conversion Notice, and, if the same is delivered in accordance with the requirements of these Articles Supplementary, then such written notice will be deemed to have been timely delivered for purposes of the preceding sentence.

(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in these Articles Supplementary is not a Business Day, then, notwithstanding anything to the contrary in these Articles Supplementary, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e) Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i) Generally. The Corporation designates any office of the Transfer Agent in the continental United States as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment

(the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.

(ii) Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Corporation will promptly provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii) Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Transfer Agent, Registrar, Paying Agent or Conversion Agent.

(f) Legends.

(i) Restricted Stock Legend.

(1) Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(g), 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii) Ownership Limitation Legend. Each Certificate representing any share of Convertible Preferred Stock will bear the Ownership Limitation Legend.

(iii) Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with these Articles Supplementary, as may be required by applicable law, the rules of any applicable depositary for such Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Corporation to be appropriate.

(iv) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(v) Legends on Conversion Shares.

(1) Each Conversion Share will bear a legend substantially to the same effect as the (A) Ownership Limitation Legend and (B) Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2) Notwithstanding anything to the contrary in Section 3(f)(v)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(v)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Corporation takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(g), Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Corporation will cause each such transfer or exchange to be recorded in the Register; provided, however, that to effect any transfer or exchange, such Holder must deliver such certificates, documentation or evidence as may be required pursuant to Section 3(g)(i)(7).

(2) Transfer Restrictions. Notwithstanding anything to the contrary in these Articles Supplementary, a Holder will not be entitled to transfer or exchange any share of Convertible Preferred Stock to or for the benefit of any Person, except in compliance with the Charter and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(3) No Services Charge; Transfer Taxes. The Corporation will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(4) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in these Articles Supplementary, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(5) Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(6) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements set forth herein to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Corporation in order to effect any transfer or exchange, the Corporation will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the fifth (5th) Business Day after the date of such satisfaction.

(7) Requirement to Deliver Documentation and Other Evidence. If a Holder of any share of Convertible Preferred Stock that is a Transfer-Restricted Security, or that is represented by a Certificate that bears an Ownership Limitation Legend or a Restricted Security Legend, requests to register the transfer of such share to the name of another Person or in exchange for purposes of removing a Restricted Security Legend, then the Corporation, the Transfer Agent and the Registrar may refuse to effect such transfer or exchange unless there is delivered to the Corporation, the Transfer Agent and the Registrar such certificates or other documentation or evidence as the Corporation, the Transfer Agent and the Registrar may reasonably require (including an opinion of counsel reasonably satisfactory to the Corporation, the Transfer Agent and the Registrar to the effect that such legend is no longer required under the Securities Act and applicable state securities laws) to determine that such transfer complies with the Charter and the Securities Act and other applicable securities laws, as the case may be.

(8) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of these Articles Supplementary, as used in this Section 3(g), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Security Legend affixed to such Certificate.

(ii) Transfers of Shares Subject to Redemption or Conversion. Notwithstanding anything to the contrary in these Articles Supplementary, the Corporation will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1) that has been surrendered for conversion or is subject to a Mandatory Conversion or Change of Control Conversion; or

(2) that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Corporation fails to pay the related Redemption Price when due.

(h) Cancellation of Convertible Preferred Stock to Be Converted or to Be Redeemed Upon a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate ( (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)) is to be converted pursuant to Section 10 or redeemed pursuant to a Redemption, then, promptly after the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n), (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or redemption, the Corporation will issue, execute and deliver, in accordance with Section 3(c), to such Holder, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of Preferred Stock without designation as to series or class.

(j) [Reserved].

(k) Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under these Articles Supplementary as the owner of such Convertible Preferred Stock.

(l) Cancellation. The Corporation may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Corporation will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m) Shares Held by the Corporation or its Affiliates. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation’s Subsidiaries will be deemed not to be outstanding.

(n) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been deemed to have been duly executed by the Corporation pursuant to the terms set forth herein by the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or upon their redemption pursuant to a Redemption in accordance with these Articles Supplementary; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iv) of this Section 3(n).

(ii) Shares to Be Redeemed Pursuant to a Redemption. If, on a Redemption Date, the Corporation has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will, as of such date, cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Participating Dividends as provided in Section 5(c)).

(iii) [Reserved].

(iv) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 16 (and, if applicable, declared Participating Dividends as provided in Section 5(c)).

(o) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Charter changes the terms of any Convertible Preferred Stock, then the Corporation may, in its discretion, issue, execute and deliver, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4. Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) on parity with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

Section 5. Dividends.

(a) Regular Dividends.

(i) Accumulation and Payment of Regular Dividends. Outstanding shares of Convertible Preferred Stock will accumulate cumulative dividends (calculated in accordance with Section 5(a)(ii)) at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (and, to the extent described in the third sentence of this Section 5(a)(i), on unpaid Regular Dividends and any compounded Defaulted Regular Dividends (as defined below) thereon), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5, such Regular Dividends will be payable, if, as and when authorized by the Board of Directors, to the extent not prohibited by law, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. If any accumulated Regular Dividends (or any portion thereof) on the Convertible Preferred Stock are not authorized and paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), then additional Regular Dividends (“Defaulted Regular Dividends”) will accumulate on the amount of any such unpaid Regular Dividends, compounded quarterly at the Regular Dividend Rate, from, and including, such Regular Dividend Payment Date to, but excluding, the date such Regular Dividends, including all Defaulted Regular Dividends thereon, are paid in full. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid on any share of Convertible Preferred Stock (or, if no Regular Dividends have been paid on such share of Convertible Preferred Stock, from, and including, the initial issue date for such share) to, but excluding, the next Regular Dividend Payment Date (such period, the “Regular Dividend Period”).

(ii) Computation of Accumulated Regular Dividends. The amount of Regular Dividends payable in respect of any share of Convertible Preferred Stock for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. For each day on which Regular Dividends accumulate on any share of Convertible Preferred Stock, such Regular Dividends will accumulate based on the Regular Dividend Rate in effect as of immediately before the Close of Business on such day.

(iii) Payment in Cash. Each Regular Dividend will be payable solely in cash.

(iv) Priority of the Application of Regular Dividend Payments to Arrearages. Each payment of declared Regular Dividends on the Convertible Preferred Stock will be applied to the earliest Regular Dividend Period for which Regular Dividends have not yet been paid.

(b) Participating Dividends.

(i) Generally. Subject to Section 5(b)(ii), no dividend on the Common Stock or OP Units (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid unless, at the time of such declaration and payment, an equivalent dividend is declared and paid, respectively, on the Convertible Preferred Stock

(such a dividend on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend on the Common Stock or the OP Units, as applicable, the “Related Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Related Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Related Participating Dividend and, (A) in a Related Participating Dividend on the Common Stock, in respect of a number of shares of Common Stock, equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (such number of shares of Common Stock issuable, the “As-Converted Common Shares”), or (B) in a Related Participating Dividend on the OP Units that is not also declared and paid as a Related Participating Dividend by the Corporation to Holders pursuant to clause (A) above (it being agreed that a Related Participating Dividend declared and paid by the Corporation in shares of Common Stock shall be the equivalent of a Related Participating Dividend declared and paid by the Operating Partnership in OP Units), in respect of a number of OP Units, assuming the Convertible Preferred Stock were convertible into OP Units, the conversion of which into Common Stock would equal the As-Converted Common Shares (in each case of (A) and (B), subject to the same arrangements, if any, in such Related Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date). The Corporation will provide notice to Holders of each Participating Dividend, including the related Record Date and payment date, at substantially the same time at which, and in substantially the same manner in which, the Corporation provides the related notice(s) to holders of the Common Stock or OP Units, as applicable, in connection with the corresponding Related Participating Dividend. Notwithstanding anything in these Articles Supplementary to the contrary, Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (i) a Common Stock Change Event or an event for which an adjustment to the Conversion Rate is provided pursuant to Section 10(f), as to which Section 10(i) or Section 10(f), respectively, will apply or (ii) rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that Section 5(b)(i) will apply to, and a Participating Dividend will be required in respect of (A) the separation of such rights from the Common Stock (whether upon the occurrence of such triggering event or otherwise); and (B) any payment made by the Corporation (whether in cash, securities or other property, or any combination of the foregoing) to all or substantially all holders of Common Stock Common Stock to redeem or repurchase any such rights.

(ii) Dividend Threshold. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a regular quarterly cash dividend (A) on the Common Stock that does not exceed an amount equal to the product of (x) 0.75 and (y) the Adjusted Funds From Operations Per Share (the “Common Stock

Dividend Threshold”); and (B) on the OP Units that does not exceed an amount equal to the regular quarterly cash dividend on the Common Stock during the same calendar quarter (the “OP Units Dividend Threshold”); provided, however, that for any regular quarterly cash dividend that exceeds the Common Stock Dividend Threshold or the OP Unit Dividend Threshold, as applicable, Holders of the Convertible Preferred Stock will only receive cash in an amount equal to the excess of such regular quarterly cash dividend over the Common Stock Dividend Threshold or the OP Units Dividend Threshold, as applicable. Notwithstanding the foregoing, the Corporation will have no obligation to pay a Participating Dividend on a regular quarterly cash dividend declared and paid on the Common Stock unless the Corporation has increased the amount of the cash dividend and such increase results in the cash dividend exceeding the Common Stock Dividend Threshold. For future quarterly periods after such an increase, the Corporation will have the obligation to pay a Participating Dividend if the future quarterly cash dividend exceeds the Common Stock Dividend Threshold until there is a quarterly period in which the cash dividend does not exceed the Common Stock Dividend Threshold.

(c) Treatment of Dividends Upon Conversion or Upon a Redemption. If the Redemption Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption or Conversion, as applicable, to receive, on or, at the Corporation’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Except as provided in Section 7(e) or Section 10(d)(iii)(2), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after any Redemption Date or Conversion Date, as applicable, for such share, unless the Corporation defaults in the payment of the related Redemption Price or Conversion Consideration, as applicable.

(d) Priority of Dividends; Limitation on Junior Payments.

(i) Construction. For purposes of Sections 5(d)(ii) and 5(d)(iii), a Regular Dividend on the Convertible Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with the Charter, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto.

(ii) Limitation on Dividends on Parity Stock. If:

(1) less than all accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on the outstanding Convertible Preferred Stock for all prior completed Regular Dividend Periods have been declared and paid as of any Regular Dividend Payment Date; or

(2) the Board of Directors declares a Regular Dividend on the Convertible Preferred Stock that is less than the total amount of unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on the outstanding

Convertible Preferred Stock that would accumulate to, but excluding, the Regular Dividend Payment Date following such declaration,

then, until and unless all accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on the outstanding Convertible Preferred Stock for all prior completed Regular Dividend Periods have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Convertible Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Convertible Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) per share of Convertible Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

(iii) Limitation on Certain Payments. Subject to the next sentence, if any Convertible Preferred Stock is outstanding, then no dividends (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Stock or on the OP Units, and neither the Corporation nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any Junior Stock or OP Units, in each case unless all accumulated Regular Dividends (plus any Defaulted Regular Dividends thereon) on the Convertible Preferred Stock then outstanding for all prior completed Regular Dividend Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following:

(1) dividends on Junior Stock or OP Units that are payable solely in shares of Junior Stock or OP Units or rights to purchase shares of Junior Stock or OP Units, together with cash in lieu of any fractional share;

(2) purchases, redemptions or other acquisitions of Junior Stock in connection with any benefit or other incentive plan of the Corporation (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of Junior Stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract;

(3) purchases, or other payments in lieu of the issuance, of any fractional share of Junior Stock in connection with the conversion, exercise or exchange of such Junior Stock or of any securities convertible into, or exercisable or exchangeable for, Junior Stock;

(4) (x) dividends of Junior Stock or rights to acquire Junior Stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

(5) the exchange, conversion or reclassification of Junior Stock solely for or into other Junior Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share;

(6) redemptions or exchanges of OP Units in accordance with the partnership agreement of the Operating Partnership; and

(7) purchases of Junior Stock pursuant to Section 7.2.2 of the Charter to the extent necessary to preserve the Corporation’s qualification as a real estate investment Trust under the Code.

For the avoidance of doubt, this Section 5(d)(iii) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Junior Stock.

Section 6. Rights Upon Liquidation, Dissolution or Winding Up.

(a) Generally. If the Corporation liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Corporation’s creditors or holders of any Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the sum of:

(1) the Liquidation Preference per share of Convertible Preferred Stock; and

(2) all unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) that will have accumulated on such share to, but excluding, the date of such payment; and

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount set forth in this Section 6(a) in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

(c) Liquidation Preference Calculation. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of Capital Stock or otherwise, is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of Convertible Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 7. Right of the Corporation to Redeem the Convertible Preferred Stock.

(a) No Right to Redeem Before the Redemption Trigger Date. The Corporation may not redeem the Convertible Preferred Stock at any time before the Redemption Trigger Date; provided, however, if, during the ten (10) calendar days after any Termination Event Date of a Terminating Holder, any such Terminating Holder delivers an Optional Conversion Notice representing all its shares of Convertible Preferred Stock, the Corporation will have no right to redeem such shares of Convertible Preferred Stock.

(b) Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date. Subject to the terms of this Section 7, the Corporation has the right, at its election, to redeem all outstanding shares of Convertible Preferred Stock, or any Authorized Denomination (unless such election is after any Termination Event Date of a Terminating Holder, in which case, the Corporation may redeem any or all outstanding shares of Convertible Preferred Stock held by such Terminating Holder), at any time, on a Redemption Date on or after the Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c) Redemption Prohibited in Certain Circumstances. The Corporation will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Corporation has sufficient funds legally available; and (ii) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, (w) the Common Stock Liquidity Conditions are satisfied with respect to such Redemption; (x) with respect to any Holder that has delivered a countersigned Warrant Agreement, the Corporation has delivered an executed Warrant Agreement and Warrant to such Holder, with such Warrant expiring five (5) years after the applicable Redemption Date and providing for the right of such Holder to purchase, at a Strike Price (as defined in the Warrant Agreement) equal to the Conversion Price as of the Business Day before the Redemption Date, a number of shares of Common Stock equal to the aggregate Liquidation Preference of the shares of Convertible Preferred Stock of such Holder to be redeemed divided by the Conversion Price as of the Business Day before the Redemption Date; (y) if required, the Requisite Stockholder Approval has been obtained with respect to the shares of Common Stock issuable upon Exercise of such Warrants; and (z) the Corporation has prepared and filed one or more registration statements under the Securities Act with respect to such Warrants and any shares of Common Stock issuable upon exercise of such Warrants.

(d) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Corporation’s choosing that is no more than sixty (60) calendar days, nor less than thirty (30) calendar days (or fifteen (15) calendar days, in the case of any Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder), after the Redemption Notice Date for such Redemption.

(e) Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be redeemed pursuant to a Redemption is an amount in cash equal to (i) the Liquidation Preference of such share plus (ii) accumulated and unpaid Regular Dividends (plus Defaulted Regular Dividends thereon) on such share to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Redemption, to receive such declared Regular Dividend on such share; provided, the amount of such Regular Dividend will not be included in the amount referred to in clause (ii) above.

(f) Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Corporation must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that such share has been called for Redemption;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per share of Convertible Preferred Stock;

(iv) if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(e);

(v) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, that Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full)

(vi) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, the aggregate number of Warrants to be issued pursuant to Section 7(c); and

(vii) the Conversion Rate in effect on the Redemption Notice Date for such Redemption.

(g) Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption. If less than all shares of Convertible Preferred Stock then outstanding are called for Redemption, then:

(i) the shares of Convertible Preferred Stock to be subject to such Redemption will be selected by the Corporation pro rata; and

(ii) except in the case of a Redemption of a Terminating Holder’s shares of Convertible Preferred Stock after the Termination Event Date applicable to such Terminating Holder, if only a portion of the Convertible Preferred Stock represented by a Certificate is called for Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Certificate will be deemed to be from the portion of such Certificate that was called for Redemption.

(h) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 7(e) on any share of Convertible Preferred Stock subject to Redemption will be paid pursuant to such proviso and Section 5(c).

(i) Limitation on Redemption Right. Notwithstanding anything to the contrary in these Articles Supplementary, unless and until the Requisite Stockholder Approval is obtained, no shares of Convertible Preferred Stock will be redeemed or redeemable, in each case to the extent that, the number of shares of Common Stock issuable upon the exercise of Warrants issuable in connection therewith would require the Corporation to obtain the Requisite Stockholder Approval.

Section 8. [Reserved].

Section 9. Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9.

(a) Voting and Consent Rights with Respect to Specified Matters.

(i) Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of either (i) Holders and holders of each class or series of Voting Parity Stock, if any representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock and such Voting Parity Stock, if any, provided that until such time as the Maewyn Holder first beneficially owns (determined in accordance with Rule 13d-3 under the Exchange Act) less than 3.5% of the Common Stock (including, for the avoidance of doubt, the number of shares of Common Stock that would be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock or the number of shares of Common Stock that would be issuable upon exercise of the Warrants, as applicable, held by the Maewyn Holder) on a fully diluted basis, such majority must include the Maewyn Holder, or (ii) the Maewyn Holder:

(1) (x) any amendment or modification of the Charter to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock or (y) the authorization, creation or issuance of structurally senior equity, other than (A) Series A Convertible Preferred Units issued by the Operating Partnership to the Corporation in connection with the issuance of Convertible Preferred Stock pursuant to the Investment Agreement and (B) OP Units, by Subsidiaries of the Corporation existing as of the Initial Issue Date, as applicable; or

(2) any amendment, modification or repeal of any provision of the Charter, including the terms of these Articles Supplementary, that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(iii));

provided, however, that each of the following will not require any vote or consent pursuant to Section 9(a)(i)(1) or 9(a)(i)(2):

(I) any increase in the number of the authorized but unissued shares of the Corporation’s undesignated preferred stock;

(II) the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III) the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii) Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i) would adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Convertible Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least a majority of the Convertible Preferred Stock then outstanding and entitled to vote.

(iii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(2), the Corporation may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1) cure any ambiguity or correct any omission, defect or inconsistency in these Articles Supplementary or the Certificates representing the Convertible Preferred Stock; or

(2) make any other change to the Charter or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect (as determined by the Board of Directors in good faith).

(b) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9.

(ii) Voting Power of the Convertible Preferred Stock and Voting Parity Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Convertible Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Convertible Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Convertible Preferred Stock or such class or series, as applicable, assuming the Corporation is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders required by Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10. Conversion.

(a) Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion, a Change of Control Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, Holders will have the right to submit all outstanding shares of Convertible Preferred Stock, or any Authorized Denomination, for Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in these Articles Supplementary and in addition to any other requirements for Optional Conversion of such shares of Convertible Preferred Stock,

(1) subject to Section 10(b)(i)(5), except in a Change of Control, on or after any Termination Event Date of a Terminating Holder, such Terminating Holder will have ten (10) calendar days after the applicable Termination Event Date to submit all of its outstanding shares of Convertible Preferred Stock for Optional Conversion, after which time the right of such Terminating Holder to submit shares of its Convertible Preferred Stock for Optional Conversion will terminate;

(2) [reserved];

(3) shares of Convertible Preferred Stock that are called for Redemption pursuant to Section 7(b) may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full);

(4) shares of Convertible Preferred Stock that are subject to Mandatory Conversion or Change of Control Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the Mandatory Conversion Date or the Change of Control Conversion Date; and

(5) any Holder, including a Terminating Holder, may submit shares of Convertible Preferred Stock for Optional Conversion in the event of a Change of Control.

(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Articles Supplementary, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c) Conversion at the Corporation’s Election.

(i) Mandatory Conversion Right. Subject to the provisions of this Section 10, the Corporation has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day that is twenty-four (24) months after the last date on which any Convertible Preferred Stock is issued pursuant to the terms of the Investment Agreement as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all outstanding shares of Convertible Preferred Stock, or any Authorized Denomination, but only if the Daily VWAP exceeds 117.5% of the Conversion Price on each of the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the Corporation Conversion Notice Date for such Mandatory Conversion.

(ii) Change of Control Conversion Right. The Corporation has the right (the “Change of Control Conversion Right”), exercisable at its election, to designate the Business Day (the “Change of Control Conversion Date”) immediately preceding the effective date of a Change of Control as a Conversion Date for the conversion (such a conversion, a “Change of Control Conversion”) of all outstanding shares of Convertible Preferred Stock.

(iii) Mandatory Conversion Prohibited in Certain Circumstances. The Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Corporation Conversion Notice for any Mandatory Conversion, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Corporation Conversion Notice for any Mandatory Conversion, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) during the period from, and including, the date the Corporation has sent a Redemption Notice in respect of the Redemption of any Convertible Preferred Stock pursuant to Section 7 to, and including, the related Redemption Date (or, if later, the date when such Redemption is settled).

(iv) Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Corporation’s choosing that is no more than fifteen (15), nor less than ten (10), Business Days after the Corporation Conversion Notice Date for such Mandatory Conversion.

(v) Corporation Conversion Notice. To exercise its Mandatory Conversion Right or its Change of Control Conversion Right with respect to any shares of Convertible Preferred Stock, the Corporation must send to each Holder of such shares a written notice of such exercise (a “Corporation Conversion Notice”).

Such Corporation Conversion Notice must state:

(1) that the Corporation has exercised its Mandatory Conversion Right or Change of Control Conversion Right, as applicable, to cause the Mandatory Conversion or the Change of Control Conversion, as applicable, of the shares;

(2) the Mandatory Conversion Date or the Change of Control Conversion Date, as applicable, for such Mandatory Conversion or Change of Control Conversion, as applicable, and the date scheduled for the settlement of such Mandatory Conversion or Change of Control Conversion, as applicable;

(3) that shares of Convertible Preferred Stock subject to Mandatory Conversion or Change of Control Conversion, as applicable, may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date or the Change of Control Conversion Date, as applicable; and

(4) the Conversion Price and the Conversion Rate in effect on the Corporation Conversion Notice Date for such Mandatory Conversion or Change of Control Conversion, as applicable, and the Change of Control Conversion Price, as applicable.

(vi) Selection and Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversions. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Corporation pro rata.

(d) Conversion Procedures.

(i) Mandatory Conversion or Change of Control Conversion. If the Corporation duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right or its Change of Control Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion or Change of Control Conversion, as applicable, of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion or Change of Control Conversion, as applicable, will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion or Change of Control Conversion, as applicable, will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date or Change of Control Conversion Date, as applicable.

(ii) Requirements for Holders to Exercise Optional Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (x) complete, manually sign and deliver to the Conversion Agent a Conversion Notice (at which time, the conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Corporation or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(d).

(2) Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii) Treatment of Accumulated Regular Dividends Upon Conversion.

(1) No Adjustments for Accumulated Regular Dividends. The Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends (including any Defaulted Regular Dividends thereon) on any Convertible Preferred Stock being converted.

(2) Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, then such Regular Dividend will be paid notwithstanding such conversion.

(iv) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion.

(i) Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the Conversion Rate in effect immediately before the Close of Business on the Conversion Date for such conversion; provided, in the case of an Optional Conversion in the event of a Change of Control or a Change of Control Conversion where the Change of Control Conversion Price is less than the Conversion Price, the Conversion Rate will equal the number of shares equal to the Liquidation Preference per share of Convertible Preferred Stock divided by the Change of Control Conversion Price.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Delivery of Conversion Consideration. The Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f) Conversion Rate Adjustments.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Corporation issues solely shares of Common Stock as a dividend on all or substantially all shares of the Common Stock, or if the Corporation effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, stock split or stock combination.

If any dividend, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, stock split or stock combination not been declared or announced.

(2) Degressive Issuances. Subject to Section 10(h), if, on or after the Initial Issue Date, the Corporation or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(2)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) the Liquidation Preference per share of Convertible Preferred Stock, divided by (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:

CP = the Conversion Price in effect immediately before giving effect to the adjustment required by this Section 10(f)(i)(2);

OS = the number of shares of Common Stock outstanding immediately before such Degressive Issuance;

EP = the Effective Price per share of Common Stock in such Degressive Issuance; provided, however, that if such Degressive Issuance involves the issuance or sale of shares of Common Stock or Equity-Linked Securities at differing Effective Prices, then EP will be calculated as the weighted-average of such Effective Prices, with each such Effective Price being weighted by the number of shares of Common Stock issued or sold at such Effective Price in such Degressive Issuance or the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold at such Effective Price in such Degressive Issuance, as applicable; and

X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that (A) the Conversion Rate will not be adjusted pursuant to this Section 10(f)(i)(2) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(2) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(2)); and (C) in no event will the Conversion Rate be decreased pursuant to this Section 10(f)(i)(2). For purposes of this Section 10(f)(i)(2), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.

(ii) No Other Required Adjustments. The Corporation will not be required to adjust the Conversion Rate except pursuant to Section 10(f)(i).

(iii) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(iv) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/100,000th of a cent (rounded upward).

(v) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Corporation will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Rate Increases.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Corporation’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period.

(ii) Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Corporation will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h) Restriction on Conversions and Adjustments for Degressive Issuances.

(i) Limitation on Conversion Right. Notwithstanding anything to the contrary in these Articles Supplementary, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any

Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of Common Stock (the restrictions set forth in this sentence, the “NYSE Ownership Limitation”).

For the purposes of this Section 10(h)(i), beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of any Convertible Preferred Stock pursuant to this Section 10(h)(i) will not, in themselves, cause such Convertible Preferred Stock to cease to be outstanding (and Regular Dividends will continue to accumulate on any portion of such Convertible Preferred Stock that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 10(h)(i)), and such limitations will cease to apply if and when such Convertible Preferred Stock’s convertibility and conversion will not violate this Section 10(h)(i).

Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Common Stock outstanding at such time in excess of the NYSE Ownership Limitation. For the avoidance of doubt, a Holder may effect an Optional Conversion, and the Corporation may, upon exercise of its Mandatory Conversion Right, force conversion of, a portion of such Holder’s Convertible Preferred Stock up to the NYSE Ownership Limitation, subject to the other requirements of the Convertible Preferred Stock applicable to such Optional Conversion or Mandatory Conversion, as applicable.

If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the NYSE Ownership Limitation, then the Corporation’s obligation to deliver such Conversion Consideration will not be extinguished, and the Corporation will deliver such Conversion Consideration as soon as reasonably practicable after the date the Requisite Stockholder Approval is obtained.

(ii) Limitation of Adjustments. Notwithstanding anything to the contrary in these Articles Supplementary, unless and until the Requisite Stockholder Approval is obtained, no adjustment will be made to the Conversion Rate pursuant to Section 10(e)(i), Section 10(f)(i)(2) or Section 10(g)(i) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than the Stock Exchange Minimum Price. If the Requisite Stockholder Approval is obtained at any time after any adjustment to the Conversion Rate is limited pursuant to the first sentence of this Section 10(h)(ii), then, effective as of the time such Requisite Stockholder Approval is obtained, the Conversion Rate will be adjusted to the Conversion Rate that would then be in effect assuming that the first sentence of this Section 10(h)(ii) had not applied to any prior adjustment to the Conversion Rate.

(iii) Covenant to Seek the Requisite Stockholder Approval. The Corporation will use its reasonable best efforts to obtain the Requisite Stockholder Approval by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and recommending its approval in the related proxy materials. The Corporation will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

(i) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Corporation;

(3) sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in these Articles Supplementary,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and (IV) the right of Holders to receive Participating Dividends pursuant to Section 5(b) will apply to dividends of the type referred to in Section 5(b) on the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders.

(iii) Notice of Common Stock Change Event. The Corporation will provide notice of each Common Stock Change Event to Holders no later than the effective date of the Common Stock Change Event.

Section 11. Certain Provisions Relating to the Issuance of Common Stock.

(a) Equitable Adjustments to Prices. Whenever the Corporation is required to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Corporation will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Record Date or effective date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. The Corporation will reserve, out of its authorized, unreserved and unissued shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Corporation will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12. No Preemptive Rights. No holder of Convertible Preferred Stock will, as a holder of Convertible Preferred Stock, have any preemptive rights to subscribe for or purchase any of the Corporation’s securities.

Section 13. Tax Treatment. Notwithstanding anything to the contrary in these Articles Supplementary, for U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock shall be treated as equity and not debt; (b) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (c) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code unless and until dividends are paid in cash; and (d) no Holder will be required to include in income any amounts as a result of the conversion of the Convertible Preferred Stock directly into Common Stock (other than payment of consideration pursuant to Section 10(e)(ii)). The Corporation will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. The Corporation will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in Section 13.

Section 14. Calculations.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in these Articles Supplementary, the Corporation will be responsible for making all calculations called for under this Articles Supplementary or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Corporation will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Corporation will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15. Notices. The Corporation will send all notices or communications to Holders pursuant to these Articles Supplementary in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in the Articles Supplementary to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 16. Legally Available Funds. Without limiting the rights of any Holder (including pursuant to Section 6), if the Corporation does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Corporation will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 17. No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in the Charter or as required by applicable law.

Section 18. Restrictions On Ownership And Transfer. The Convertible Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article VII of the Charter. The ownership of Convertible Preferred Stock, and notwithstanding anything to the contrary herein, the conversion of Convertible Preferred Stock and the ownership of Common Stock issuable upon conversion of the Convertible Preferred Stock is subject to the restrictions on ownership and transfer of the Corporation’s Capital Stock contained in the Charter, including that no Convertible Preferred Stock may be owned to the extent that it would result in the Holder of such Convertible Preferred Stock or the Common Stock issuable upon conversion of such Convertible Preferred Stock or any other Person (as defined in the Charter) having ownership (either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B), and Section 318 of the Code, as modified by Section 856(d)(5) of the Code) in excess of 9.8%, in number of shares or value, of outstanding shares of Common Stock or 9.8% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation, unless such Holder is an Excepted Holder (as defined in the Charter and as provided for in the Letter Agreement), in which case the ownership and conversion of Convertible Preferred Stock and the ownership of Common Stock issuable upon conversion of the Convertible Preferred Stock is subject to such Excepted Holder’s Excepted Holder Limit (as defined in the Charter).

***

SECOND: The Series A Preferred Stock has been classified and designated by the Board of Directors under the authority contained in Article VI of the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be singed in its name and on its behalf by its [__________] and attested to by its [_________] as of the [__] day of [_____], 20[__].

ATTEST FrontView REIT, Inc.

________________________ By: ________________________

[_____] Name:

[_____] Title:

[Signature Page to Articles Supplementary]

EXHIBIT A

SEE REVERSE FOR IMPORTANT NOTICE

ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

[Insert Ownership Limitation Legend]

FrontView REIT, Inc.

Series A Convertible Preferred Stock

Certificate No. [___] Shares [___]

FrontView REIT, Inc., a Maryland corporation (the “Corporation”), certifies that [___] is the registered owner of [___] fully paid and nonassessable shares of the Corporation’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”) , transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Charter of the Corporation, including the Articles Supplementary of the classifying the Convertible Preferred Stock (the “Articles Supplementary”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Articles Supplementary.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, FrontView REIT, Inc. has caused this instrument to be executed by its duly authorized officers as of the date set forth below.

FrontView REIT, Inc.

Date: By:

Name:

Title:

Date: By:

Name:

Title:

FrontView REIT, Inc.

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.

Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Charter, the provisions of the of the Articles Supplementary or the Charter, as applicable, will control.

1. Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Articles Supplementary.

2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes.

3. Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Charter, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange such Convertible Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials. No shares of Convertible Preferred Stock may be sold, exchanged or otherwise transferred in violation of the Charter or the Securities Act and any other applicable securities laws.

4. Dividends. Dividends on the Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Articles Supplementary.

5. Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is equal to one hundred dollars ($100) per share of Convertible Preferred Stock. The rights of Holders upon the Corporation’s liquidation, dissolution or winding up are set forth in Section 6 of the Articles Supplementary.

6. Right of the Corporation to Redeem the Convertible Preferred Stock. The Convertible Preferred Stock will be redeemable in the manner, and subject to the terms, set forth in Section 7 of the Articles Supplementary.

7. Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Articles Supplementary.

8. Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Articles Supplementary.

9. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Articles Supplementary, which the Corporation will provide to any Holder at no charge, please send a written request to the following address:

FrontView REIT, Inc.

3131 McKinney Avenue

Suite L10

Dallas, Texas 75204

Attention: Chief Financial Officer

OPTIONAL CONVERSION NOTICE

FRONTVIEW REIT, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Articles Supplementary, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Corporation to convert (check one):

☐ all of the shares of Convertible Preferred Stock

☐ shares of Convertible Preferred Stock

identified by Certificate No. .

(Optional) Identify account within the United States to which any cash Conversion Consideration will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

By delivery of this Optional Conversion Notice the undersigned represents and warrants to the Corporation and the Conversion Agent that the conversion requested pursuant to this Optional Conversion Notice will not result in the undersigned becoming the beneficial owner of shares of Common Stock in excess of the NYSE Ownership Limitation.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Must be in an Authorized Denomination.

ASSIGNMENT FORM

FRONTVIEW REIT, Inc.

Series A Convertible Preferred Stock

Subject to the terms and conditions of the Articles Supplementary, including satisfaction of the delivery requirements of Section 3(g)(i)(1), the undersigned Holder of the Convertible Preferred Stock identified below assigns (check one):

☐ all of the shares of Convertible Preferred Stock

☐ 1 shares of Convertible Preferred Stock

identified by Certificate No. , and all rights thereunder, to:

Name:

Address:

Social security or

tax identification

number:

and irrevocably appoints:

as agent to transfer such shares on the books of the Corporation. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:

Name:

Title:

1 Must be a whole number.

EXHIBIT B-1

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT B-2

FORM OF OWNERSHIP LIMITATION LEGEND

THIS SECURITY, THE EXERCISE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER AS SET FORTH IN THE CORPORATION’S CHARTER.

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EXHIBIT B

Form of Investor Rights Agreement

[See Attached]

INVESTOR RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of November 12, 2025, by and among FrontView REIT, Inc., a Maryland corporation (the “Company”), and the Holders (as defined below).

WHEREAS, the Company and the Holders are parties to that certain Investment Agreement dated as of the date of this Agreement by and among the Company and such Holders (the “Investment Agreement”), under which certain of the Company’s and such Holders’ obligations are conditioned upon the execution and delivery of this Agreement by the undersigned parties.

NOW, THEREFORE, the parties agree as follows:

Article 1
DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliates” has the meaning set forth in Rule 144.

“Agreement” shall have the meaning given in the Preamble, as amended from time to time in accordance herewith.

“Articles Supplementary” has the meaning set forth in the Investment Agreement.

A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any shares of Common Stock that such Person or any of such Person’s Affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to “beneficially own” (as determined in accordance with Rule 13d-3 of the Exchange Act, but without giving effect to the words “within 60 days” in Rule 13d-3(d)(1)(i) and any exercise or conversion limitation or “blocker” contained within the terms of any security exercisable or exchangeable for, or convertible into, Common Stock), together with any Common Stock so beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

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“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, $0.01 par value per share.

“Company” shall have the meaning given in the Preamble.

“Credit Agreement” means that certain Credit Agreement, dated as of September 6, 2024, as in effect as of the Initial Closing Date, by and among FrontView Operating Partnership LP, the Lenders (as defined therein) party thereto and the other parties thereto, as amended, supplemented, modified, extended, renewed or restated from September 6, 2024 to the Initial Closing Date.

“EBITDA” has the meaning set forth in the Credit Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Holdback Agreement” shall have the meaning given in Section 2.12.1.

“Holdback Period” shall have the meaning given in Section 2.12.1.

“Holder” shall mean each of the persons named on Schedule A hereto and, for the avoidance of doubt, any Person to whom rights under this Agreement are assigned in accordance with Section 5.4.

“Indebtedness” has the meaning set forth in the Credit Agreement.

“Initial Closing Date” has the meaning set forth in the Investment Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Maewyn Holder” means Maewyn Capital Partners LLC together with its Affiliates.

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“Maewyn Holder Director” shall have the meaning given in subsection 3.1.1.

“Maewyn Limited Partner” means each of [***] and, collectively, the “Maewyn Limited Partners.”

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, statutory trust, series trust, other organization, whether or not a legal entity, Governmental Authority or other entity.

“Piggyback Underwritten Offering” shall have the meaning given in subsection 2.3.1.

“Piggyback Underwritten Offering Filing” means (i) a preliminary Prospectus supplement (or Prospectus supplement if no preliminary Prospectus supplement is used) to an effective shelf Registration Statement (other than a Resale Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than a Resale Shelf Registration Statement), in each case relating, to a Piggyback Underwritten Offering.

“Piggyback Underwritten Offering Participation Limit” shall have the meaning given in subsection 2.3.1

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Redemption Date” has the meaning set forth in the Articles Supplementary.

“Registrable Security” or “Registrable Securities” means, as of any date of determination, (i) Warrants and (ii) any shares of Common Stock issued or issuable upon the exercise of the Warrants, or upon conversion of issued and outstanding Series A Convertible Preferred Stock, and any other equity securities issued or issuable with respect to any such Warrants, shares of Series A Convertible Preferred Stock or shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement, reorganization, conversion or similar event; provided, however, that any particular Registrable Securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities are held by the Company or any of its direct or indirect Subsidiaries, (iii) such securities have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms of this Agreement, (iv) such securities are sold or disposed of (excluding transfers or assignments by a

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Holder to an Affiliate of such Holder) pursuant to Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met or (v) such securities become eligible for resale without volume, manner-of-sale restrictions or the requirement for current public information of the Company, in each case, pursuant to Rule 144 (or any successor or similar provision adopted by the Commission then in effect).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any listing fees of any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering;

(F) the Company’s expenses with respect to any roadshow related to the Registration or Underwritten Offering; and

(G) fees and expenses of the Company’s transfer agent.

Notwithstanding the foregoing, under no circumstances shall the Company be obligated to pay any fees, discounts and/or commissions to any Underwriter or broker with respect to the Registrable Securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.1.1.

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“Rule 144” shall have the meaning set forth in Section 2.12.

“SEC Guidance” means (i) any publicly available written or oral questions and answers, guidance, forms, comments, requirements or requests of the Commission or its staff, (ii) the Securities Act and (iii) any other rules and regulations of the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Threshold Amount” shall have the meaning given in subsection 3.1.1.

“Total Indebtedness” has the meaning set forth in the Credit Agreement.

“Total Leverage Ratio” means, with respect to the Company, as of any date of determination, the ratio of (a) Total Indebtedness of the Company and its Subsidiaries as of the last date of the most recently completed fiscal quarter of the Corporation to (b) the EBITDA of the Company and its subsidiaries for the most recently ended fiscal quarter of the Company.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown and a Piggyback Underwritten Offering.

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the holders thereof the rights, set forth in, the Warrant Agreement.

“Warrant Agreement” means the warrant agreement in substantially the form attached to the Investment Agreement as Exhibit C thereto.

Article 2
REGISTRATION

Section 2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file one or more Registration Statements with the Commission, (1)

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with respect to the Registrable Securities consisting of (i) Warrants and (ii) any shares of Common Stock issuable upon the exercise of issued and outstanding Warrants, on each Redemption Date on which such Warrants are issued, and (2) with respect to the Registrable Securities consisting of shares of Common Stock issuable upon conversion of issued and outstanding Series A Convertible Preferred Stock, not later than ten (10) Business Days after the earlier of (i) the date on which the Series A Convertible Preferred Stock representing the full Commitment Amount (as defined in the Investment Agreement) have been sold pursuant to the Investment Agreement and (ii) the Subsequent Closing Deadline (as defined in the Investment Agreement), in each case of (1) and (2), for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the respective Registrable Securities held by the Holders (collectively, the “Resale Shelf Registration Statements”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statements as promptly as practicable following the filing thereof. The Resale Shelf Registration Statements shall be on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale) and such Resale Shelf Registration Statements shall, upon request of a Holder or Maewyn Limited Partner, cover resales of the applicable Registrable Securities of such Holder or Maewyn Limited Partners. The Company’s obligations to include the Registrable Securities held by a Holder or Maewyn Limited Partner in the Resale Shelf Registration Statement are contingent upon such Holder or Maewyn Limited Partner furnishing in writing to the Company such information regarding the Holder or Maewyn Limited Partner, the securities of the Company held by the Holder or Maewyn Limited Partner and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the Registration of the Registrable Securities, and the Holder or Maewyn Limited Partner, as the case may be, shall execute such documents in connection with such Registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statements and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall contain a Prospectus in such form as to permit any Holder or Maewyn Limited Partner to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or Maewyn Limited Partner, or affiliate of a Holder or Maewyn Limited Partner, as an “underwriter” in the Registration Statement without the prior written consent of such Holder or Maewyn Limited Partner.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Holders and Maewyn Limited Partners in writing of the effectiveness of the Resale Shelf

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Registration Statement as soon as practicable, and in any event within five (5) Business Days after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary Prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders or Maewyn Limited Partners may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent that any of such documents is not available on EDGAR).

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall as soon as reasonably practicable prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to Section 2.1.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders and Maewyn Limited Partners of such ineligibility and use its commercially reasonable efforts to file a shelf registration on an appropriate form as soon as reasonably practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as soon as reasonably practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders and Maewyn Limited Partners until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

2.1.4 [Reserved].

2.1.5 [Reserved].

2.1.6 Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Resale Shelf Registration Statement (as of the effective date of such Resale Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations

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or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein. The Company agrees, to the extent necessary, to supplement or make amendments to each Resale Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by SEC Guidance.

Section 2.2 [Reserved].

Section 2.3 Piggyback Registration.

2.3.1 Right to Piggyback on Primary Offerings. If the Company proposes to file a Piggyback Underwritten Offering Filing under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (iii) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan or (vi) pursuant to a sale of Common Stock by the Company through an “at-the-market” program or an equity line of credit, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but no later than seven (7) days prior to the initial filing date of such Piggyback Underwritten Offering Filing, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of the lesser of, on an aggregate basis: (x) a number of Registrable Securities expected to generate gross proceeds in such offering of $25.0 million and (y) a number of Registrable Securities equal to twenty-five percent (25%) of the maximum aggregate offering size (the “Piggyback Underwritten Offering Participation Limit”) as such Holders may request in writing within three (3) days after receipt of such written notice (such Registration, a “Piggyback Underwritten Offering”). The Piggyback Underwritten Offering Participation Limit shall be calculated by the Company in good faith and shall be set forth in the notice to Holders. The number of Registrable Securities each Holder will be entitled to sell under the Piggyback Underwritten Offering Participation Limit will be determined on a pro rata basis, based on the number of Registrable Securities that each participating Holder has requested to be included in the Piggyback Underwritten Offering. The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Underwritten Offering and shall use its commercially reasonable efforts to cause the managing Underwriter(s) of such offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Underwritten Offering on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through a Piggyback Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggyback Underwritten Offering by the Company, and shall otherwise comply with Section 2.6 as a condition to participating in such Piggyback Underwritten Offering.

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2.3.2 Holder Withdrawal Right. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company, following which such Holder shall no longer be entitled to participate in such Piggyback Underwritten Offering.

2.3.3 Company Termination or Delay Right. If at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.3 and prior to the execution of an underwriting agreement with respect thereto, the Company shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Holders that have elected to participate in such offering (which such Holders agree they shall hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account.

Section 2.4 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

2.4.1 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders and keep such Holders reasonably informed as to the registration process;

2.4.2 prior to any public offering of Registrable Securities, use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions of the United States; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection 2.4.2, or (ii) take any action to subject the Company to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject; provided that, the Company shall not be required to register or qualify the Registrable Securities in any jurisdiction

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if such registration or qualification would be unduly burdensome, impractical, or if an required exemption is otherwise available;

2.4.3 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

2.4.4 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

2.4.5 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective (which may be satisfied by the issuance of a press release by the Company);

2.4.6 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 2.7 hereof;

2.4.7 [Reserved];

2.4.8 use reasonable best efforts to obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request;

2.4.9 on the date the Registrable Securities are delivered for sale pursuant to such Registration, use reasonable best efforts to obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Holder;

2.4.10 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering; provided that such underwriting agreement shall not require the Company or any of its directors and officers to be locked up for any period of time following the date of the underwriting agreement;

2.4.11 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement

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which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

2.4.12 in connection with an Underwritten Offering, cause its senior management, officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in due diligence sessions) taking into account the Company’s reasonable business needs; and

2.4.13 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, to facilitate the registration and disposition of Registrable Securities.

Section 2.5 Registration Expenses. All Registration Expenses shall be borne by the Company.

Section 2.6 Requirements for Participation in Underwritten Offerings. No Holder may participate in any Underwritten Offering unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 2.7 Suspension of Sales; Adverse Disclosure.

2.7.1 The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants to as soon as reasonably practicable prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof.

2.7.2 If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) would, if not delayed or suspended, materially adversely interfere with, or jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction or (d) in the good faith judgment of the Board, would materially adversely affect the Company, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b), (c) or (d) for a period of not more than sixty (60) consecutive days; provided, that the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this

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Section 2.7 for more than two times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (a), (b), (c) or (d) in the aggregate) in any 12-month period.

Section 2.8 Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 2.9 Indemnification.

2.9.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

2.9.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

2.9.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment upon written advice of its

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counsel a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party upon written advice of its counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 2.9.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

2.9.5 If the indemnification provided under Section 2.9.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 2.9.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses, claims, damages or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 2.9.1, 2.9.2 and 2.9.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 2.9.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 2.9.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be

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entitled to contribution pursuant to this subsection 2.9.5 from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.10 Legend Removal. If any Registrable Securities are at any time eligible to be sold without registration pursuant to Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and without compliance with the current public reporting requirements set forth under Rule 144(c), then, at a Holder’s request, the Company will take such actions necessary, in cooperation with the Company’s transfer agent (including, if required by the Company’s transfer agent, delivering an opinion of the Company’s counsel, in a form reasonably acceptable to the Company’s transfer agent), to remove any restrictive legend set forth on such certificates.

Section 2.11 Rule 144. If the Company shall have filed a Registration Statement pursuant to the requirements of Section 12 of the Exchange Act or a Registration Statement pursuant to the requirements of the Securities Act in respect of the Registrable Securities, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will file the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144 or any similar rules or regulations hereafter adopted by the Commission, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 2.12 Holdback Agreements.

2.12.1 If requested by the managing underwriters of any Underwritten Offering, a Holder shall agree, whether or not it participates in such Underwritten Offering, as contemplated in this Section 2.12, not to (and to cause its Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Securities for a period (each such period, a “Holdback Period”) beginning on the third day before the pricing date for the Underwritten Offering and extending through the earlier of (i) the 90th day after such pricing date and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of a Holder, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance reasonably satisfactory to the managing underwriters. Notwithstanding the foregoing, a Holder shall not be obligated to enter into a Holdback Agreement unless (i) the Company and the Company’s executive officers and directors also execute agreements substantially similar to such Holdback Agreement, (ii) the Holdback Period applicable to such Holder is no longer than that which is applicable to the Company or the Company’s executive officers and directors, and (iii) such Holdback Agreement provides, with respect to the Holdback Period, that the underwriters may not waive the Holdback Period for any other holder of Common Stock unless the Holdback Period is waived to the same extent for such Holder. A Holdback Agreement shall not apply to any shares of Common Stock included in the Underwritten Offering giving rise to the application of this Section 2.12.

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2.12.2 The obligations of a Holder under this Section 2.12 shall terminate upon the later of the date on which such Holder (i) ceases to have a nominee serving on the Board or (ii) Beneficially Owns less than 5% of the outstanding Common Stock.

Article 3
BOARD RIGHTS

Section 3.1 Board Nomination Rights.

3.1.1

(i) The Company shall, upon written request by Maewyn Holder and subject to the following provisos, cause one (1) member of the Board to consist of the nominee designated in writing by the Maewyn Holder, which nominee shall initially be Charles Fitzgerald (such director appointed in accordance with this sentence, a “Maewyn Holder Director”), in each case no later than fifteen (15) Business Days following receipt by the Company of all information reasonably requested by the Company from the Maewyn Holder and such applicable nominee; provided, that the Company shall take such actions to cause the appointment of Charles Fitzgerald to the Board be effective on the Business Day following the date of this Agreement.

(ii) Upon the Maewyn Holder collectively ceasing to Beneficially Own greater than five percent (5%) of the Common Stock of the Company (including, for the avoidance of doubt, the number of shares of Common Stock that would be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock or the number of shares of Common Stock that would be issuable upon exercise of the Warrants, as applicable) on a fully diluted basis (the “Threshold Amount”), the number of Maewyn Holder Directors that the Maewyn Holder is entitled to nominate for appointment or election to the Board shall be reduced to zero.

3.1.2 Subject to the other provisions of this Section 3.1, the Maewyn Holder Director nominated by the Maewyn Holder and elected or appointed as a member of the Board shall serve as a Maewyn Holder Director until the expiration of his or her term of office, and in such case the Maewyn Holder may nominate a successor Maewyn Holder Director nominee, subject to the Company’s reasonable approval, in accordance with this Section 3.1 upon prompt written notice to the Company at least ninety (30) calendar days prior to the one-year anniversary of the filing of the proxy statement in connection with the annual meeting of the stockholders of the Company immediately preceding the annual meeting for the election of the class of directors in which such Maewyn Holder Director is placed.

3.1.3 In the event that the number of Maewyn Holder Directors is reduced to zero as a result of a failure to maintain the Threshold Amount, the Maewyn Holder agrees, promptly upon (and in any event within five (5) Business Days following) receipt of a written request from the Company, to cause such Maewyn Holder Director to resign from the Board.

3.1.4 In the event of (i) the resignation, death or removal (including removal for cause) of the Maewyn Holder Director from the Board, (ii) the Maewyn Holder Director ceasing to be a member of the Board at any time and for any reason or (iii) the creation of a vacancy on the Board as a result of an increase in the size of the Board in compliance with the terms of this Agreement and the Company’s organizational documents, the Maewyn Holder shall have the right but not the obligation, such determination to be made in its sole discretion, to nominate in writing

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a successor Maewyn Holder Director nominee (or new Maewyn Holder Director nominee, as applicable) for election to the Board to fill the resulting vacancy on the Board, which nominee shall be subject to the Company’s reasonable approval. In the event that the Maewyn Holder chooses not to designate in writing a Maewyn Holder Director nominee to fill any such resulting vacancy on the Board in accordance with the terms and conditions herein, the resulting vacancy shall remain until the Maewyn Holder designates a successor Maewyn Holder Director in accordance with this Section 3.1.4.

Section 3.2 Governance Obligations. The Maewyn Holder shall cause the Maewyn Holder Director to provide to the Company, prior to, and as a condition of, nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials, including completed director and officer questionnaires, as the Company routinely receives from other non-executive members of the Board or as is required to be disclosed in proxy statements under applicable law, rule or regulation or as is otherwise reasonably requested by the Company from time to time from all non-executive members of the Board in connection with the governance, legal, regulatory, auditor or national securities exchange requirements of the Company. The Maewyn Holder Director shall be subject to all codes of conduct and policies generally applicable to non-executive members of the Board (including, without limitation, the Board Confidentiality Policy), provided that such Maewyn Holder Director shall not be subject to any code of conduct or other confidentiality policies that are more onerous on such Maewyn Holder Director than those imposed on each other non-executive member of the Board.

Section 3.3 Reimbursement of Maewyn Holder Director Expenses. The Company shall reimburse each Maewyn Holder Director for all reasonable and documented out-of-pocket expenses incurred in connection with such Maewyn Holder Director’s participation in the meetings of the Board, including all reasonable and documented travel, lodging and meal expenses, consistent with the Company’s expense reimbursement policies that apply to other non-executive directors serving on the Board.

Section 3.4 D&O Insurance; Compensation. Without limiting the rights of the Maewyn Holder Director under the organizational documents of the Company as in effect from time to time and under applicable law, such Maewyn Holder Director shall be covered as an insured by the Company’s directors’ and officers’ indemnity insurance coverage on customary terms that are at least as favorable to such Maewyn Holder Director as the terms of the coverage for other non-executive directors, and the Company shall maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts from established and reputable insurers to the same extent it provides insurance for each of the other non-executive directors of the Board. The Maewyn Holder Director shall be entitled to any equity compensation and/or indemnification (including by entry into any indemnification agreement) available to the other non-executive directors of the Board in connection with such Maewyn Holder Director’s service on the Board. The Maewyn Holder Director shall be an express third-party beneficiary of this Section 3.4.

Article 4
STANDSTILL

Section 4.1 Standstill Obligations. Maewyn Holder hereby agrees that, until the date on which it ceases to have a nominee serving on the Board and unless (x) specifically approved in writing by the Board or (y) if it holds outstanding Series A Convertible Preferred Stock and the Company has materially breached its obligations or any the terms or conditions of the Articles Supplementary in respect of the rights, privileges and preferences of the Series A Convertible Preferred Stock, Maewyn Holder will not in any manner, directly or indirectly: (a) effect or seek,

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offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, or assets of the Company or its subsidiaries constituting a significant portion of the consolidated assets of the Company and its subsidiaries, (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, (b) deposit any voting securities of the Company in a voting trust or subject voting securities of the Company to a voting agreement or any other arrangement or understanding with respect to the voting of such securities; (c) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any person in respect of any such securities; (d) call, or propose to call, a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the Company, or propose the removal of any director from the Board or, except as permitted by and in accordance with Article 3, propose or nominate any individual to serve as a director on the Board (e) otherwise act, alone or in concert with others, to propose to control or knowingly influence, in any manner, the management or the Board or the policies of the Company or (f) disclose or direct any person to disclose, any intention, plan or arrangement inconsistent with the foregoing.

Article 5
CONSENT RIGHTS

Section 5.1 Consent Rights. From the date of the Agreement until the date the Maewyn Holder ceases to Beneficially Own greater than the Threshold Amount, the Company shall not, without the affirmative vote or written consent of the Maewyn Holder:

(i) create, incur, assume, guaranty or permit the existence of any Indebtedness of the Company or its Subsidiaries (other than (A) Indebtedness that exists as of the Initial Closing Date); provided, however, the Company and its Subsidiaries may incur, assume, guarantee or permit to exist such Indebtedness if, pro forma for such Indebtedness, the Total Leverage Ratio of the Company and its Subsidiaries is equal to or less than 7:00 to 1:00;

(ii) change the classification of the Company as a Real Estate Investment Trust under the Code; or

(iii) enter into any transaction that would require to be disclosed pursuant to Item 404 of Regulation S-K.

Article 6
GENERAL PROVISIONS

Section 6.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 5.1):

If to the Company, to it at:

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FrontView REIT, Inc.
3131 McKinney Avenue, Suite L10

Dallas, Texas 75204
Attn: Chief Financial Officer
Email: [***]

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th Street, NW

Washington, DC 20006

Attn: Stuart A. Barr and John M. Bibona

Email: [***]

If to the Holders or Maewyn Limited Partners, to them at,

c/o Maewyn Capital Partners LLC
3889 Maple Avenue

Suite 220, Dallas, Texas, 75219
Name: Charles Fitzgerald

E-mail: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of Americas
New York, NY 10020
Attention: Lewis Kneib and Andrew Blumenthal
E-mail: [***]

If to Rebound Investment, LP

c/o BC Partners Advisors L.P.

650 Madison Ave, 3rd Floor

New York, NY 10022

Attn: Daniel Wolfe and Operations

Email: [***]

with copy to (which copy alone shall not constitute notice):

Rimon Law

100 Park Avenue 16th Floor

New York, New York, 10017

Attn: Matthew Pace and Lisa-Marie Monsanto

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Email: [***]

If to Petrus Special Situations Fund, L.P.:

c/o Petrus Special Situations Fund, L.P.

3000 Turtle Creek Blvd., Dallas, Texas 75219

Attn: Jonathan Covin, General Counsel

E-mail: [***]

with a copy to (which copy along shall not constitute notice):

Haynes Boone

98 San Jacinto Boulevard, Suite 1500

Austin, TX 78701

Attn: Evan Hall

E-mail: [***]

Section 6.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.3 Termination; Failure to Purchase Shares under Investment Agreement.

6.3.1 Article Two of this Agreement shall terminate, with respect to each Holder, upon the date on which such Holder no longer holds any Registrable Securities.

6.3.2 Subject to the terms and conditions in the Investment Agreement, in the event that the Maewyn Holder fails to purchase all or any of its portion of Shares pursuant to any Initial Funding Request or Subsequent Funding Request (as those terms are defined in the Investment Agreement) submitted in accordance with Section 1.2 of the Investment Agreement by close of business on the date specified in the Initial Funding Request or Subsequent Funding Request, as applicable, the Company will provide notice to the Maewyn Holder of the default. If such default of the Maewyn Holder’s obligation to purchase Shares remains uncured for fifteen (15) calendar days following the date such notice is sent, then as of the next Business Day, all of the Maewyn Holder’s rights and the Company’s obligations under Section 3.1 and Article V of this Agreement shall immediately be suspended for a period of fifteen (15) calendar days, and if the Maewyn Holder’s obligation to purchase Shares remains uncured for such fifteen (15) calendar day period, then as of the next Business Day (provided, that, for the avoidance of doubt, for so long as such Holder holds any shares of Convertible Preferred Stock, curing such default before or within such fifteen (15) calendar day period will terminate the related Termination Event and this Section 6.3.2 will be of no force and effect with respect to such default), all of the Maewyn Holder’s rights and the Company’s obligations under Section 3.1 and Article V of this Agreement

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shall immediately terminate; provided, however, the Maewyn Holder shall not be obligated to cause its Board nominee, if previously elected or appointed to the Board, to resign from the Board solely as a result of the termination of its rights under Section 3.1 pursuant to this Section 6.3.2.

Section 6.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

This Agreement shall not be assigned by any party without the prior express written consent of the other parties hereto; provided, however, that any merger, consolidation, share exchange or similar business combination transaction involving the Company shall not require the consent of the Holders under this Agreement; provided, that if such transaction constitutes a Share Transaction, such transaction is executed in accordance with Section 6.12 of this Agreement.

Notwithstanding the foregoing, the Holders may transfer or assign all or any portion of the rights provided in this Agreement, subject to this Section 6.4, in connection with the transfer of all or any portion of the Registrable Securities without the prior written consent of the Company; provided that (i) such transfer of the Registrable Securities itself were permitted and (ii) such transferee or assignee agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company, and any such transferee may thereafter make corresponding assignments in accordance with this Section 6.4; provided further, that the Maewyn Holder may not assign its rights under Article 3 or Article 5 of this Agreement without the prior written consent of the Company.

Section 6.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (i) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.1 hereof.

Section 6.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

Section 6.8 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation

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of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 6.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf.) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 6.11 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 6.12 Recapitalization. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity securities (if any) of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, share exchange or other business combination transaction or otherwise) which, in each case, may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities (a “Share Transaction”) and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. In the event of a Share Transaction, the Company shall cause any successor or assign (whether by merger, consolidation, sale of assets, share exchange or other business combination transaction or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction, unless in each case, the equity securities received by the Holders are freely tradeable immediately following the Share Transaction.

Section 6.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid and binding unless it is in writing and signed by each of (i) the Company and (ii) either (x) the Holders representing at least 50% (by number) of the Registrable Securities (with each share of Common Stock to be received upon exercise of the Warrants counting as one Registrable Security for this purpose), provided that such amendment includes the Maewyn Holder; or (y) the Maewyn Holder. No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part

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of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect the rights of a Holder disproportionately as compared with those of other Holders hereunder without the prior written consent of such Holder.

Section 6.14 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:
FrontView REIT, Inc.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

HOLDER:

Maewyn FVR II LP

By:
Name:
Title:

Rebound Investment, LP

By: BCP Special Opportunities Fund III GP LP, its General Partner

By: BCP SOF III GP L.L.C., its General Partner

By:
Name:
Title:

Petrus Special Situations Fund, L.P.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Schedule A

Holders

Maewyn FVR II LP

Rebound Investment, LP

Petrus Special Situations Fund, L.P.

[Signature Page to Investor Rights Agreement]

EXHIBIT C

Form of Warrant

[See Attached]

FrontView REIT, Inc.

WARRANT AGREEMENT

Dated as of [__]

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	6
Section 3.	The Warrants	7
(a)	Original Issuance of Warrants	7
(b)	Form, Dating and Denominations	7
(c)	[Reserved]	8
(d)	Method of Payment	8
(e)	Registrar and Exercise Agent	8
(f)	Legends	9
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	10
(h)	Exchange and Cancellation of Exercised Warrants	12
(i)	[Reserved]	12
(j)	Registered Holders	12
(k)	Cancellation	12
(l)	Outstanding Warrants	12
Section 4.	No Right of Redemption by the Company	13
Section 5.	Exercise of Warrants	13
(a)	Generally	13
(b)	Exercise at the Option of the Holders	13
(c)	Automatic Exercise on Exercise Period Expiration Date or Effective Date of Cash Common Stock Change Event	14
(d)	Exercise Procedures	14
(e)	Settlement Upon Exercise	15
(f)	Strike Price and Number of Underlying Shares Adjustments	16
(g)	Voluntary Adjustments	21
(h)	Adjustments Effective Without Need to Amend Certificates	21
(i)	Restriction on Exercises	21
(j)	Effect of Common Stock Change Event	22
Section 6.	Certain Provisions Relating to the Issuance of Common Stock	24
(a)	Equitable Adjustments to Prices	24
(b)	Reservation of Shares of Common Stock	24
(c)	Status of Shares of Common Stock	25
(d)	Taxes Upon Issuance of Common Stock	25
Section 7.	Calculations	25
(a)	Responsibility; Schedule of Calculations	25
(b)	Calculations Aggregated for Each Holder	25
Section 8.	Miscellaneous	25
(a)	Notices	25
(b)	Governing Law; Waiver of Jury Trial	26
(c)	Submission to Jurisdiction	26
(d)	No Adverse Interpretation of Other Agreements	26
(e)	Successors; Benefits of Warrant Agreement	26

- i -

(f)	Severability	27
(g)	Counterparts	27
(h)	Table of Contents, Headings, Etc.	27
(i)	Withholding Taxes	27
(j)	Entire Agreement	27
(k)	No Other Rights	27
(l)	No Obligation to Purchase Securities of the Company	27
(m)	Limitation on Ownership of Warrants, Exercise of Warrants and Shares of Common Stock Deliverable Upon Exercise	27

Exhibits

Exhibit A: Form of Warrant Certificate A-1

Exhibit B-1: Ownership Limitation Legend B-1

Exhibit B-2: Restricted Security Legend B-2

- ii -

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of [__], [between][among] FrontView REIT, Inc., a Maryland corporation, as issuer (the “Company”), and the other [signatory][signatories] to this Warrant Agreement (as defined below), as the initial Holders (as defined in this Warrant Agreement).

In consideration of the mutual agreements herein contained, each party to this Warrant Agreement (as defined below) agrees as follows.

Section 1. Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Agent” means any Registrar or Exercise Agent.

“Aggregate Strike Price” means, with respect to the Exercise of any Warrant that will be settled by Physical Settlement, an amount equal to the product of (a) the number of Underlying Shares of such Warrant that are being so Exercised; and (b) the Strike Price on the Exercise Date for such Exercise; provided, however, that the Aggregate Strike Price will be subject to Section 5(j).

“Authorized Denomination” means, with respect to a Warrant, either (a) such Warrant in its entirety, representing all of the Underlying Shares thereof; or (b) any portion of such Warrant that represents a whole number of the Underlying Shares thereof.

“Automatic Exercise” has the meaning set forth in Section 5(c).

“Automatic Exercise Date” means an Exercise Date occurring with respect to any Warrant pursuant to Section 5(c).

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Company’s Amended and Restated Bylaws, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cashless Settlement” has the meaning set forth in Section 5(e)(i).

“Certificate” means any electronic book-entry maintained by the Registrar that represents one (1) Warrant.

“Charter” means the Company’s charter as defined in Section 1.01(f) of the Maryland General Corporation Law.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, subject to Section 5(j).

“Common Stock Change Event” has the meaning set forth in Section 5(j)(i).

“Company” means FrontView REIT, Inc., a Maryland corporation.

“Ex-Dividend Date” means, with respect to an issuance, dividend or other distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or other distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excepted Holder” has the meaning set forth in Section 8(m).

“Excepted Holder Limit” has the meaning set forth in Section 8(m).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise” means an Automatic Exercise or an Optional Exercise. The terms “Exercised” and “Exercisable” will have a meaning correlative to the foregoing.

“Exercise Agent” has the meaning set forth in Section 3(e)(i).

“Exercise Consideration” means, with respect to the Exercise of any Warrant, the type and amount of consideration payable to settle such Exercise, determined in accordance with Section 5.

“Exercise Date” means an Automatic Exercise Date or an Optional Exercise Date.

“Exercise Period” means the period from, and including, the Initial Issue Date to, and including, the Exercise Period Expiration Date.

“Exercise Period Expiration Date” means the fifth anniversary of the Initial Issue Date.

“Exercise Share” means any share of Common Stock issued or issuable upon Exercise of any Warrant.

“Holder” means a person in whose name any Warrant is registered on the Registrar’s books.

“Initial Issue Date” means [__].

[“Investment Agreement” means that certain investment agreement, dated as of [execution date], among the Company and the purchasers named therein.]

[“Investor Rights Agreement” means that certain investor rights agreement, dated as of [execution date], among the Company and the investors named therein.]

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

[“Letter Agreement” means that certain letter agreement, dated as of [execution date], among the Company and the parties named therein, executed in accordance with Section 7.2.7 of the Charter.]

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“NYSE Ownership Limitation” has the meaning set forth in Section 5(i)(i).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Exercise” means the exercise of any Warrant other than an Automatic Exercise.

“Optional Exercise Date” means, with respect to the Optional Exercise of any Warrant, the first Business Day on which the requirements set forth in Section 5(d)(ii) for such Optional Exercise are satisfied.

“Optional Exercise Notice” means a notice substantially in the form of the “Optional Exercise Notice” set forth in Exhibit A.

“Ownership Limitation Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Warrant Agreement.

“Physical Settlement” has the meaning set forth in Section 5(e)(i).

“Record Date” means, with respect to any dividend or other distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, other distribution or issuance.

“Reference Property” has the meaning set forth in Section 5(j)(i).

“Reference Property Unit” has the meaning set forth in Section 5(j)(i).

“Register” has the meaning set forth in Section 3(e)(ii).

“Registrar” has the meaning set forth in Section 3(e)(i).

“Requisite Stockholder Approval” means the stockholder approval contemplated by The New York Stock Exchange listing rules (or the analogous rules of any other exchange on which the Common Stock is listed) with respect to the issuance of shares of Common Stock upon Exercise of the Warrants in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing rules of The New York Stock Exchange (or the analogous rules of any other exchange on which the Common Stock is listed), such stockholder approval is no longer required for the Company to settle all Exercises of the Warrants or to adjust the Strike Price without regard to Section 5(i).

“Restricted Security Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Warrant or Exercise Share.

“Settlement Method” means Cashless Settlement or Physical Settlement.

“Specified Courts” has the meaning set forth in Section 8(c).

“Spin-Off” has the meaning set forth in Section 5(f)(i)(2).

“Spin-Off Valuation Period” has the meaning set forth in Section 5(f)(i)(2).

“Stock Exchange Minimum Price” means $13.21 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

“Strike Price” initially means $[__] per share of Common Stock; provided, however, that the Strike Price is subject to adjustment pursuant to Sections 5(f) and 5(g). Each reference in this Warrant Agreement or any Certificate to the Strike Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Strike Price immediately after the Close of Business on such date.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 5(j)(ii).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; and

(b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security”(as defined in Rule 144).

“Underlying Shares” initially means, with respect to any Warrant, that number of shares of Common Stock identified as the initial number of “Underlying Shares” in the Certificate representing such Warrant; provided, however, that (a) the number of Underlying Shares of each Warrant will be subject to adjustment pursuant to Sections 5(f) and 5(g); and (b) upon the Exercise of any Warrant (or any portion thereof representing less than all of the Underlying Shares thereof), the number of Underlying Shares of such Warrant will be reduced, effective as of the time such Warrant (or such portion thereof) ceases to be outstanding pursuant to Section 3(l), by the number of Underlying Shares so Exercised.

“Valuation Price” means, with respect to the Exercise of any Warrant, the Last Reported Sale Price per share of Common Stock on the Exercise Date for such Exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day).

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the Holders thereof the rights, set forth in, this Warrant Agreement. Subject to the terms of this Warrant Agreement, each Warrant will be Exercisable for shares of Common Stock based on the number of Underlying Shares of such Warrant and the Strike Price.

“Warrant Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

Section 2. Rules of Construction. For purposes of this Warrant Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision of this Warrant Agreement, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Warrant Agreement are deemed to form part of this Warrant Agreement.

Section 3. The Warrants.

(a) Original Issuance of Warrants. On the Initial Issue Date, there will be originally issued Warrants having an aggregate of [__] ([__]) Underlying Shares, which Warrants will be initially registered in the name[s] of [__] [and [__]].

(b) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Warrants. Each Certificate representing any Warrant will be deemed to (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law or stock exchange rule; and (3) be dated as of the date it is issued by the Registrar pursuant to the registration of the electronic-book entry representing such Certificate in the name of the applicable Holder.

(ii) Electronic Certificates. The Warrants will originally be represented in the form of one or more Certificates in the form of an electronic book-entry.

(iii) Electronic Certificates; Interpretation. For purposes of this Warrant Agreement, (1) each Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Certificate notwithstanding that such Certificate may be in a form that does not permit affixing legends thereto (and references herein to such Certificates “bearing” a legend or similar terms will be deemed to be satisfied by this clause); (3) any reference in this Warrant Agreement to the “delivery” of any Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Maryland General Corporation Law, the Charter and the Bylaws, and any related requirements of the Registrar, in each case for the issuance of Warrants in the form of one or more Certificates, such Certificates will be deemed to be executed by the Company.

(iv) No Bearer Certificates. The Warrants will be issued only in registered form.

(v) Registration Numbers. Each Certificate representing any Warrant will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Warrant.

(c) [Reserved].

(d) Method of Payment. The Company will pay all cash amounts due on any Warrant of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that the Company will instead pay such cash amounts by wire transfer of immediately available funds to the account of such Holder within the United States specified in a written request of such Holder delivered to the Company no later than the Close of Business on the date that is ten (10) Business Days immediately before the date such payment is due (or specified in the related Optional Exercise Notice, if applicable).

(e) Registrar and Exercise Agent.

(i) Generally. The Company designates [__] as an office or agency where Warrants may be presented for (1) registration of transfer or for exchange (the “Registrar”); and (2) Exercise (the “Exercise Agent”). At all times when any Warrant is outstanding, the Company will maintain an office in the continental United States constituting the Registrar and Exercise Agent.

(ii) Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of Warrants (and the respective numbers of Underlying Shares thereof) held by each Holder and the transfer, exchange and Exercise of the Warrants. Absent manifest error, the entries in the Register will be conclusive and the Company and each Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii) Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar or Exercise Agent.

(f) Legends.

(i) Ownership Limitation Legend. Each Certificate representing any Warrant will bear the Ownership Limitation Legend.

(ii) Restricted Security Legend.

(1) Each Certificate representing any Warrant that is a Transfer-Restricted Security will bear the Restricted Security Legend.

(2) If any Warrant (such Warrant being referred to as the “new Warrant” for purposes of this Section 3(f)(ii)(2)) is issued in exchange for, or in substitution of, other Warrant(s), or to effect the Exercise of less than all of the Underlying Shares of a Warrant represented by any Certificate (such other Warrant(s) or Exercised Warrant, as applicable, being referred to as the “old Warrant(s)”for purposes of this Section 3(f)(ii)(2)), including pursuant to Section 3(g)(ii) or Section 3(h), then the Certificate representing such new Warrant will bear the Restricted Security Legend if the Certificate representing such old Warrant(s) bore the Restricted Security Legend at the time of such exchange or substitution, or on the related Exercise Date with respect to such Exercise, as applicable; provided, however, that the Certificate representing such new Warrant need not bear the Restricted Security Legend if such new Warrant does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exercise Date, as applicable.

(iii) Other Legends on Certificates. The Certificate representing any Warrant may bear any other legend or text, not inconsistent with this Warrant Agreement, as may be required by applicable law, by the rules of any applicable depositary for such Warrant or by any securities exchange or automated quotation system on which such Warrant is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iv) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Warrant represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(v) Legends on Exercise Shares.

(1) Each Exercise Share will bear a legend substantially to the same effect as the (A) Ownership Limitation Legend and (B) Restricted Security Legend if the Warrant upon the Exercise of which such Exercise Share was issued was (or would have been had it not been Exercised) a Transfer-Restricted Security at the time such Exercise Share was issued, provided, however that such Exercise Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Exercise Share need not bear such a legend.

(2) Notwithstanding anything to the contrary in Section 3(f)(v)(1), an Exercise Share need not bear a legend pursuant to Section 3(f)(v)(1) if such Exercise Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(g), any Warrant represented by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2) Transfer Restrictions. Notwithstanding anything to the contrary in this Agreement, a Holder will not be entitled to transfer or exchange any Warrant to or for the benefit of any Person, except in compliance with (A) the Charter and (B) the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(3) No Services Charge; Transfer Taxes. The Company and the Agents will not impose any service charge on any Holder for any transfer, exchange or Exercise of any Warrant, but the Company, the Registrar and the Exercise Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exercise of any Warrant, other than exchanges pursuant to Section 3(h) not involving any transfer.

(4) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Warrant Agreement, all transfers or exchanges of Warrants must be in an Authorized Denomination.

(5) Legends. Each Certificate representing any Warrant that is issued upon transfer of, or in exchange for, another Warrant will bear each legend, if any, required by Section 3(f).

(6) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Warrant, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the fifth (5th) Business Day after the date of such satisfaction.

(7) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Warrant Agreement, as used in this Section 3(g), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Security Legend affixed to such Certificate.

(ii) Transfers and Exchanges of Warrants.

(1) Subject to this Section 3(g), a Holder of any Warrant represented by a Certificate may (A) transfer any Authorized Denomination of such Warrant to one or more other Person(s); (B) exchange any Authorized Denomination of such Warrant for Warrant(s) that (x) represent that same aggregate number of Underlying Shares as the number of Underlying Shares being exchanged; and (y) are represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must (A) surrender to the office of the Registrar any endorsements or transfer instruments reasonably required by the Company or the Registrar; and (C) deliver such certificates, documentation or evidence as may be required pursuant to Section 3(g)(ii)(3).

(2) Upon the satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Authorized Denomination of a Holder’s Warrant represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(g)(ii)(2)):

(A) such old Certificate will be promptly cancelled pursuant to Section 3(k);

(B) if less than all of the Underlying Shares of the Warrant represented by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, in accordance with Section 3(b), one or more Certificates that (x) in the aggregate, represent a total number of Underlying Shares equal to the number of Underlying Shares represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f);

(C) in the case of a transfer to a transferee, the Company will issue, execute and deliver, in accordance with Section 3(b), one or more Certificates that (x) in the aggregate, represent a total number of Underlying Shares equal to the number of Underlying Shares to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(f); and

(D) in the case of an exchange, the Company will issue, execute and deliver, in accordance with Section 3(b), one or more Certificates that (x) in the aggregate, represent a total number of Underlying Shares equal to the number of Underlying Shares to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(f).

(3) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Warrant that is a Transfer-Restricted Security, or that is represented by a Certificate that bears an Ownership Limitation Legend or a Restricted Security

Legend, requests to register the transfer of such Warrant to the name of another Person or in exchange for purposes of removing a Restricted Security Legend, then the Company and the Registrar may refuse to effect such transfer or exchange unless there is delivered to the Company and the Registrar such certificates or other documentation or evidence as the Company and the Registrar may reasonably require (including an opinion of counsel reasonably satisfactory to the Company and the Registrar to the effect that such legend is no longer required under the Securities Act and applicable state securities laws) to determine that such transfer complies with the Charter and the Securities Act and other applicable securities laws, as the case may be.

(iii) Transfers of Warrants Subject to Exercise. Notwithstanding anything to the contrary in this Warrant Agreement, the Company and the Registrar will not be required to register the transfer of or exchange any Warrant that has been surrendered for Exercise.

(h) Exchange and Cancellation of Exercised Warrants.

(i) Cancellation of Warrants That Are Exercised. If the Underlying Shares of a Holder’s Warrant represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) are Exercised pursuant to Section 5, then, promptly after the later of the time such Warrant (or the portion thereof representing the Underlying Shares so Exercised) is deemed to cease to be outstanding pursuant to Section 3(l) and the time such old Certificate is surrendered for such Exercise, (1) such old Certificate will be cancelled pursuant to Section 3(k); and (2) in the case of a partial Exercise, the Company will issue, execute and deliver to such Holder, in accordance with Section 3(b), one or more Certificates that (x) represent one or more Warrants that, in the aggregate, have a total number of Underlying Shares equal to the number of Underlying Shares represented by such old Certificate that are not to be so Exercised; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i) [Reserved].

(j) Registered Holders. Only the Holder of any Warrant(s) will have rights under this Warrant Agreement as the owner of such Warrant(s).

(k) Cancellation. In accordance with the terms and conditions of this Warrant Agreement, the Company may at any time deliver any Warrant to the Registrar for cancellation. The Exercise Agent will forward to the Registrar each Warrant duly surrendered to them for transfer, exchange, payment or Exercise. The Company will cause the Registrar to promptly cancel all Warrants so surrendered to it in accordance with its customary procedures.

(l) Outstanding Warrants.

(i) Generally. The Warrants that are outstanding at any time will be deemed to be those Warrants that, at such time, have been deemed to have been duly executed by the Company pursuant to the terms set forth herein by the registration of the electronic book-entry representing such Certificate in the name of the applicable Holder, excluding those Warrants (or any portions of any Warrants representing less than all of the initial number of Underlying Shares thereof) that have theretofore been (1) cancelled by the Registrar or delivered to the Registrar for cancellation in accordance with Section 3(k); (2) paid or settled in full upon their Exercise in accordance with this Warrant Agreement; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(l).

(ii) Exercised Warrants. If any Warrant(s) (or any portions of any Warrant(s) representing less than all of the Underlying Shares thereof) are Exercised, then, at the Close of Business on the Exercise Date for such Exercise (unless there occurs a default in the delivery of the Exercise Consideration due pursuant to Section 5 upon such Exercise): (1) such Warrant(s) (or such portions thereof) will be deemed to cease to be outstanding; and (2) the rights of the Holder(s) of such Warrant(s) (or such portions thereof), as such, will terminate with respect to such Warrant(s) (or such portions thereof), other than the right to receive such Exercise Consideration as provided in Section 5.

(iii) Warrants Remaining Unexercised as of the Exercise Period Expiration Date. If any Warrant(s) are otherwise outstanding as of the Close of Business on the Exercise Period Expiration Date, then, without limiting the operation of Section 5(c), such Warrant(s) will cease to be outstanding as of immediately after the Close of Business on the Exercise Period Expiration Date.

(iv) Certificates Need Not Be Amended. A reduction in the number of Underlying Shares of any Warrant as a result of a Warrant (or any portion thereof representing less than all of the Underlying Shares thereof) ceasing to be outstanding pursuant to this Section 3(l) will be effective without the need to notate the same on, or otherwise amend, the Certificate representing such Warrant.

Section 4. No Right of Redemption by the Company. The Company does not have the right to redeem the Warrants at its election.

Section 5. Exercise of Warrants.

(a) Generally. Subject to the provisions of this Section 5, the Warrants may be exercised only pursuant to an Optional Exercise or an Automatic Exercise.

(b) Exercise at the Option of the Holders.

(i) Exercise Right; When Warrants May Be Submitted for Optional Exercise. Subject to Section 5(d)(ii)(3), each Holder of any Warrant(s) will have the right to submit all, or any Authorized Denomination, of such Warrant(s) for Optional Exercise at any time during the Exercise Period.

(ii) Exercises of Warrants Not In Authorized Denominations Prohibited. Notwithstanding anything to the contrary in this Warrant Agreement, in no event will any Holder be entitled to Exercise any Warrant other than in an Authorized Denomination thereof.

(c) Automatic Exercise on Exercise Period Expiration Date or Effective Date of Cash Common Stock Change Event. Subject to the provisions of this Section 5, each Warrant, if any, that is outstanding and not Exercised as of immediately before the Close of Business on (i) the Exercise Period Expiration Date will be deemed to be Exercised with an Exercise Date occurring on the Exercise Period Expiration Date (or, if such Exercise Period Expiration Date is not a Business Day, the immediately preceding Business Day); or (ii) the effective date of a Common Stock Change Event whose reference property consists entirely of cash, will be deemed to be Exercised with an Exercise Date occurring on such effective date (or, if such effective date is not a Business Day, the preceding Business Day) (“Automatic Exercise”). For the avoidance of doubt, each Exercise of any Warrant pursuant to clause (ii) of the preceding sentence will be settled in accordance with Section 5(j)(i)(C).

(d) Exercise Procedures.

(i) Automatic Exercise. If any Warrant is subject to an Automatic Exercise, then (1) the Automatic Exercise of such Warrant will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Automatic Exercise will be registered in the name of, and, if applicable, the cash due upon such Automatic Exercise will be delivered to, the Holder(s) of such Warrant as of the Close of Business on the related Automatic Exercise Date.

(ii) Requirements for Holders to Exercise Their Optional Exercise Right.

(1) Generally. To Exercise any Warrant represented by a Certificate pursuant to an Optional Exercise, the Holder of such Warrant must (w) complete, manually sign and deliver to the Exercise Agent an Optional Exercise Notice (at which time such Optional Exercise will become irrevocable); (x) furnish any endorsements and transfer documents that the Company or the Exercise Agent may require; (y) subject to Section 5(j), deliver the Aggregate Strike Price for such Exercise in accordance with Section 5(d)(ii)(2), if Physical Settlement applies to such Exercise; and (z) if applicable, pay any documentary or other taxes pursuant to Section 6(d).

(2) Payment of Aggregate Strike Price. Subject to Section 5(j), the Holder of an Exercised Warrant that will be settled by Physical Settlement will deliver the Aggregate Strike Price for such Exercise to the Company in cash (by (x) certified or official bank check payable to the order of the Company and delivered to the Company at its principal executive offices in the United States; or (y) such other method as may be acceptable to the Company). Such payment will be deemed to have been made on the date such Aggregate Strike Price is actually received by the Company (or, in the case of payment by certified or official bank check, on the date the Company receives such check at its principal executive offices in the United States).

(3) Optional Exercise Permitted only During Business Hours. Warrants may be surrendered for Optional Exercise only after the Open of Business and before the Close of Business on a day that is a Business Day that occurs during the Exercise Period.

(iii) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Exercise. The Person in whose name any share of Common Stock is issuable upon Exercise of any Warrant will be deemed to become the holder of record of such share as of the Close of Business on the Exercise Date for such Exercise.

(e) Settlement Upon Exercise.

(i) Settlement Method. Upon the Exercise of any Warrant, the Company will settle such Exercise by paying or delivering, as applicable and as provided in this Section 5(e), shares of Common Stock, together, if applicable, with cash in lieu of fractional shares, in the amounts set forth in either (x) Section 5(e)(ii)(1) (a “Physical Settlement”); or (y) Section 5(e)(ii)(2) (a “Cashless Settlement”). The Settlement Method applicable to the (1) Optional Exercise of any Warrant will be the Settlement Method set forth in the Exercise Notice for such exercise and (2) Automatic Exercise of any Warrant will be Cashless Settlement.

(ii) Exercise Consideration. Subject to Section 5(e)(iii), Section 5(i), Section 5(j) and Section 7(b), the consideration due upon settlement of the Exercise of each Warrant will consist of the following:

(1) Physical Settlement. If Physical Settlement applies to such Exercise, a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant that are being so Exercised; or

(2) Cashless Settlement. If Cashless Settlement applies to such Exercise, a number of shares of Common Stock equal to the greater of (x) zero; and (y) an amount equal to:

where:

N = the number of Underlying Shares of such Warrant that are being so Exercised;

VP = the Valuation Price per share of Common Stock for such Exercise; and

SP = the Strike Price in effect immediately after the Close of Business on such Exercise Date.

(iii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 7(b), in lieu of delivering any fractional share of Common Stock otherwise due upon Exercise of any Warrant, the Company will pay cash based on the Valuation Price.

(iv) Delivery of Exercise Consideration. Except as provided in Sections 5(f)(i)(2) and 5(j)(i)(C), the Company will pay or deliver, as applicable, the Exercise Consideration due upon Exercise of any Warrant on or before the second (2nd) Business Day immediately after the Exercise Date for such Exercise.

(f) Strike Price and Number of Underlying Shares Adjustments.

(i) Events Requiring an Adjustment to the Strike Price and the Number of Underlying Shares. Each of the Strike Price and the number of Underlying Shares of each Warrant will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5(j) will apply), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(f)(i)(4)):

where:

SP0 = the Strike Price in effect immediately before the Close of Business on the Record Date for such dividend, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

SP1 = the Strike Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, stock split or stock combination.

If any dividend, stock split or stock combination of the type described in this Section 5(f)(i)(1) is declared or announced, but not so paid or made, then each of the Strike Price and the number of Underlying Shares of each Warrant will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or to effect such stock split or stock combination, to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had such dividend, stock split or stock combination not been declared or announced.

(2) Spin-Offs. If the Company distributes shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5(j) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(f)(i)(4)):

where:

SP0 = the Strike Price in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

SP1 = the Strike Price in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

P = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period; and

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

Notwithstanding anything to the contrary in this Section 5(f)(i)(2), if any Warrant is Exercised and the Exercise Date for such Exercise occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Exercise Consideration for such Exercise, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Exercise Date.

To the extent any distribution of the type described in this Section 5(f)(i)(2) is declared but not made or paid, each of the Strike Price and the number of Underlying Shares of each Warrant will be readjusted to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid.

(3) Cash Dividends. If any cash dividend is made to all or substantially all holders of Common Stock (other than a regular quarterly cash dividend), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(f)(i)(4)):

SP1=SP0×P-DP

where:

SP0 = the Strike Price in effect immediately before the Close of Business on the Record Date for such dividend;

SP1 = the Strike Price in effect immediately after the Close of Business on such Record Date;

P = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend; and

D = the cash amount distributed per share of Common Stock in such dividend.

provided, however, that, if D is equal to or greater than P, then, in lieu of the foregoing adjustment to the Strike Price (and the corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(f)(i)(4)), each Holder will receive, for each Warrant held by such Holder on the Record Date for such dividend, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant as of such Record Date. To the extent such dividend is declared but not made or paid, each of the Strike Price and the number of Underlying Shares of each Warrant will be readjusted to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend, if any, actually made or paid.

(4) Adjustment to the Number of Underlying Shares. If the Strike Price is adjusted pursuant to the formulas set forth in any of clauses (1) through (3) of this Section 5(f)(i) (excluding, for these purposes, a readjustment pursuant to the text following such formulas), then, effective as of the same time at which such adjustment to the Strike Price becomes effective, the number of Underlying Shares of each Warrant will be adjusted to an amount (rounded to the nearest whole number) equal to the product of (A) the number of Underlying Shares of such Warrant in effect immediately before such adjustment to such number of Underlying Shares; and (B) the quotient obtained by dividing (x) the Strike Price in effect immediately before such adjustment to the Strike Price by (y) the Strike Price in effect immediately after such adjustment to the Strike Price; provided, however, that the number of Underlying Shares of each Warrant will be subject to readjustment to the extent set forth in such clauses. For purposes of calculating the adjustment to the number of Underlying Shares of each Warrant pursuant to the preceding sentence, the amount set forth in clause (B)(y) of the preceding sentence will calculated without giving effect to any rounding pursuant to Section 5(f)(vi).

(ii) No Adjustments in Certain Cases.

(1) Where Holders Participate in the Transaction or Event Without Exercising. Notwithstanding anything to the contrary in Section 5(f)(i), the Company is not required to adjust the Strike Price or the number of Underlying Shares of any Warrant for a transaction or other event otherwise requiring an adjustment pursuant to Section 5(f)(i) (other than a stock split or combination of the type set forth in Section 5(f)(i)(1)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Warrants, in such transaction or event without having to Exercise such Holder’s Warrants and as if such Holder had owned, on the Record Date for such transaction or event, a number of shares of Common Stock equal to the aggregate number of Underlying Shares, as of such Record Date, of the Warrants held by such Holder on such Record Date.

(2) Certain Events. The Company will not be required to adjust the Strike Price or the number of Underlying Shares of any Warrant except pursuant to Section 5(f)(i).

(iii) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1) a Warrant is Exercised;

(2) the Record Date or effective date for any event that requires an adjustment to the Strike Price pursuant to Section 5(f)(i) has occurred on or before the Exercise Date for such Exercise, but an adjustment to the Strike Price or the number of Underlying Shares of the Warrants for such event has not yet become effective as of such Exercise Date;

(3) the Exercise Consideration due upon such Exercise includes any whole shares of Common Stock; and

(4) such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such Exercise, the Company will, without duplication, give effect to such adjustment on such Exercise Date. In such case, if the date on which the Company is otherwise required to deliver the Exercise Consideration due upon such Exercise is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Exercise until the second (2nd) Business Day after such first date.

(iv) Adjustments Where Exercising Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1) an adjustment to the Strike Price or the number of Underlying Shares of the Warrants for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5(f)(i);

(2) a Warrant is Exercised;

(3) the Exercise Date for such Exercise occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(4) the Exercise Consideration due upon such Exercise includes any whole shares of Common Stock based on a Strike Price or number of Underlying Shares that is adjusted for such dividend or distribution; and

(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5(d)(iii)),

then such adjustment will not be given effect for such Exercise and the shares of Common Stock issuable upon such Exercise based on such unadjusted Strike Price and unadjusted number of Underlying Shares will not be entitled to participate in such dividend or distribution, but there will be added, to the Exercise Consideration otherwise due upon such Exercise, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 5(f)(i), the number of shares of Common Stock outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(vi) Rounding of Calculations. All calculations with respect to the Strike Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and all calculations with respect to the number of Underlying Shares of any Warrant and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(vii) Notice of Strike Price and Number of Underlying Shares Adjustments. Upon the effectiveness of any adjustment to the Strike Price or the number of Underlying Shares of the Warrants pursuant to Section 5(f)(i), the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders (with a copy to the Exercise Agent) containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Strike Price in effect immediately after such adjustment; (3) a brief description of any corresponding adjustment to the number of Underlying Shares of each Warrant; and (4) the effective time of such adjustment.

(g) Voluntary Adjustments.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Strike Price by any amount, or increase the number of Underlying Shares of each outstanding Warrant by any amount, if (1) the Board of Directors determines that such decrease or increase, as applicable, is in the Company’s best interest or that such decrease or increase, as applicable, is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares of Common Stock or any similar event; (2) such decrease or increase, as applicable, is in effect for a period of at least twenty (20) Business Days; and (3) such decrease or increase, as applicable, is irrevocable during such period.

(ii) Notice of Voluntary Adjustment. If the Board of Directors determines to decrease the Strike Price or increase the number of Underlying Shares of the Warrants pursuant to Section 5(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5(g)(i), the Company will send notice to each Holder (with a copy to the Exercise Agent) of such decrease or increase, as applicable, quantifying the amount thereof and stating the period during which such decrease or increase, as applicable, will be in effect.

(h) Adjustments Effective Without Need to Amend Certificates. An adjustment to the number of Underlying Shares of any Warrant pursuant to Section 5(f) or 5(g) will be effective without the need to notate the same on, or otherwise amend, the Certificate representing such Warrant.

(i) Restriction on Exercises.

(i) Limitation on Exercise Right. Notwithstanding anything to the contrary in this Warrant Agreement, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon Exercise of any Warrant of any Holder, and no Warrant of any Holder will be exercisable, in each case to the extent, that such issuance, delivery, Exercise or exercisability would result in such Holder or a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of nineteen and nine tenths percent (19.9%) of the-then outstanding shares of Common Stock (the “NYSE Ownership Limitation”).

If any Exercise Consideration otherwise due upon the Exercise of any Warrant is not delivered as a result of the NYSE Ownership Limitation, then the Company’s obligation to deliver such Exercise Consideration will not be extinguished, and the Company will deliver such Exercise Consideration as soon as reasonably practicable after the date the Requisite Stockholder Approval is obtained.

Any purported delivery of shares of Common Stock upon Exercise of any Warrant will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the NYSE Ownership Limitation.

(ii) Limitation on Adjustments. Notwithstanding anything to the contrary in this Warrant Agreement, unless and until the Requisite Stockholder Approval is obtained, no adjustment will be made to the Strike Price pursuant to Section 5(f) or Section 5(g) to the extent, but only to the extent, such adjustment would cause the Strike Price to be less than the Stock Exchange Minimum Price. If the Requisite Stockholder Approval is obtained at any time after any adjustment to the Strike Price is limited pursuant to the first sentence of this Section 5(i)(ii) then, effective as of the time such Requisite Stockholder Approval is obtained, the Strike Price will be adjusted to the Strike Price that would then be in effect assuming that the first sentence of this Section 5(i)(ii) had not applied to any prior adjustment to the Strike Price.

(iii) Covenant to Seek the Requisite Stockholder Approval. The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and recommending its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

(j) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Warrant Agreement,

(A) from and after the effective time of such Common Stock Change Event, the consideration due upon Exercise of any Warrant will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 5 or in Section 6, or in any related definitions, were instead a reference to the same number of Reference Property Units;

(B) if such Reference Property Unit includes, but does not consist entirely of, cash (it being understood, for the avoidance of doubt, that clause (C) below will apply instead of this clause (B) if such Reference Property Unit consists entirely of cash), then, from and after the effective time of such Common Stock Change Event, there will be deducted or removed, as applicable, from the Aggregate Strike Price otherwise payable to Exercise any Warrant pursuant to Section 5(d)(ii), and from the cash that would otherwise be included in the Exercise Consideration due, pursuant to Section 5(e), to settle such Exercise, in each case pursuant to Physical Settlement, a cash amount equal to the product of (I) the number of Underlying Shares of such Warrant that are being so Exercised; and (II) the lesser of (x) the Strike Price on the Exercise Date for such Exercise; and (y) the amount of cash included in such Reference Property Unit;

(C) if such Reference Property Unit consists entirely of cash, then (I) from and after the effective time of such Common Stock Exchange Event, no delivery of the Aggregate Strike Price will be required to Exercise any Warrant; and (II) the Company will settle each Exercise of any Warrant whose Exercise Date occurs on or after the date of the effective time of such Common Stock Change Event by paying, on or before the tenth (10th) Business Day immediately after such Exercise Date, cash in an amount equal to the product of (I) the number of Underlying Shares of such Warrant that are being so Exercised; and (II) the excess, if any, of (x) the amount of cash included in such Reference Property Unit over (y) the Strike Price (it being understood, for the avoidance of doubt, that the amount set forth in this clause (II) will be zero if the amount set forth in clause (x) is not greater than the amount set forth in clause (y)); and

(D) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable (which supplemental instruments will, for the avoidance of doubt, not require the consent of any Holder) to (y) provide for subsequent adjustments to the Strike Price and the number of Underlying Shares of the Warrants pursuant to Section 5(f)(i) in a manner consistent with this Section 5(j); and (z) contain such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 5(j)(i). If the Successor Person is not the Company, or the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then the Company will cause such Successor Person or Person, as applicable, to execute and deliver a joinder to this Warrant Agreement assuming the obligations of the Company under this Warrant Agreement, or the obligation to deliver such Reference Property upon Exercise of the Warrants, as applicable.

(iii) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

Section 6. Certain Provisions Relating to the Issuance of Common Stock.

(a) Equitable Adjustments to Prices. Whenever this Warrant Agreement requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Strike Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Strike Price pursuant to Section 5(f)(i) that becomes effective, or any event requiring such an adjustment to the Strike Price where the Record Date, Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. At all times when any Warrant is outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes), for delivery upon Exercise of the Warrants, a number of shares of Common Stock that would be sufficient to settle the Exercise of all Warrant(s) then outstanding (assuming, for these purposes, that each such Warrant is settled by the delivery of a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant).

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon Exercise of any Warrant of any Holder will be a newly issued share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon Exercise of any Warrant of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 7. Calculations.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Warrant Agreement, the Company will be responsible for making all calculations called for under this Warrant Agreement or the Warrants, including determinations of the Strike Price and the Last Reported Sale Prices. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Exercise Consideration due upon Exercise of any Warrant of any Holder will be computed based on the total number of Warrants of such Holder being Exercised with the same Exercise Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 8. Miscellaneous.

(a) Notices.

(i) Notices to Holders. All notices or communications required to be made to a Holder pursuant to this Warrant Agreement must be made in writing and will be deemed to be duly sent or given in writing if (1) mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; or (2) transmitted by facsimile or by electronic transmission or other similar means of unsecured electronic communication to the facsimile or electronic address, as applicable, of such Holder shown on the Register, provided receipt of such facsimile or electronic transmission or communication is acknowledged. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

(ii) Notice Effectiveness. If a notice or communication is mailed or sent in the manner provided above in this Section 8(a) within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it (except to the extent, but only to the extent, acknowledgement of receipt is expressly required by this Section 8(a)).

(b) Governing Law; Waiver of Jury Trial. THIS WARRANT AGREEMENT AND THE WARRANTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WARRANT AGREEMENT OR THE WARRANTS, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY WARRANT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT AGREEMENT OR THE WARRANTS.

(c) Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Agreement or the transactions contemplated by this Warrant Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 8(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Warrant Agreement or by its acceptance of any Warrant) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(d) No Adverse Interpretation of Other Agreements. Neither this Warrant Agreement nor the Warrants may be used to interpret any other agreement of the Company or its Subsidiaries or of any other Person, and no such other agreement may be used to interpret this Warrant Agreement or the Warrants.

(e) Successors; Benefits of Warrant Agreement. All agreements of the Company in this Warrant Agreement and the Warrants will bind its successors. Subject to the preceding sentence, this Warrant Agreement is for the sole benefit of the parties hereto and for the Holders, as such, from time to time, and nothing in this Warrant Agreement, or anything that may be implied from any provision of this Warrant Agreement, will confer on any other Person any right, claim or remedy.

(f) Severability. If any provision of this Warrant Agreement or the Warrants is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Warrant Agreement or the Warrants will not in any way be affected or impaired thereby.

(g) Counterparts. The parties may sign any number of copies of this Warrant Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Warrant Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(h) Table of Contents, Headings, Etc.The table of contents and the headings of the Sections and sub-Sections of this Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part of this Warrant Agreement and will in no way modify or restrict any of the terms or provisions of this Warrant Agreement.

(i) Withholding Taxes. Each Holder of a Warrant agrees, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder as a result of an adjustment or the non-occurrence of an adjustment to the Strike Price or the number of Underlying Shares of the Warrants or otherwise, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Exercise Consideration on such Warrant, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder. Each Holder will provide to the Company or other applicable withholding agent any US Tax Form W-9 or applicable W-8 (along with applicable attachments) on or prior to the date hereof, as required under law, or upon reasonable request.

(j) Entire Agreement. This Warrant Agreement, including all Exhibits hereto, together with the Investment Agreement[,][ and] the Investor Rights Agreement [and the Letter Agreement], constitute the entire agreement of the Parties with respect to the specific subject matter covered hereby and thereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(k) No Other Rights. The Warrants will confer no rights to the Holders thereof except as provided in this Warrant Agreement. For the avoidance of doubt, and without limiting the operation of Sections 5(f)(iv), 5(f)(ii)(1) and 5(d)(iii), and the proviso to Section 5(f)(i)(3), the Warrants will not confer to the Holders thereof any rights as stockholders of the Company.

(l) No Obligation to Purchase Securities of the Company. For the avoidance of doubt, except to the extent any Exercise Shares (or other Exercise Consideration consisting of any securities of the Company) is deliverable in connection with the due Exercise of any Warrant, nothing in this Warrant Agreement will impose on any Holder any obligation to purchase any securities of the Company.

(m) Limitation on Ownership of Warrants, Exercise of Warrants and Shares of Common Stock Deliverable Upon Exercise. The ownership of Warrants, and notwithstanding anything to the contrary herein, the exercise of Warrants and the ownership of Common Stock issuable upon exercise of the Warrants is subject to the restrictions on ownership and transfer of the Company’s Capital Stock contained in the Charter, including that no Warrant may be owned to the extent that it would result in the Holder of such Warrant or the Common Stock issuable upon exercise of such Warrant or any other Person (as defined in the Charter) having ownership (either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B), and Section 318 of the Code, as modified by Section 856(d)(5) of the Code) in excess of 9.8%, in number of shares or value, of outstanding shares of Common Stock or 9.8% in value of the aggregate of the outstanding shares of Capital Stock of the Company, unless such Holder is an Excepted Holder (as defined in the Charter and as provided for in the Letter Agreement), in which case the ownership and exercise of Warrants and the ownership of Common Stock issuable upon exercise of the Warrants is subject to such Excepted Holder’s Excepted Holder Limit (as defined in the Charter).

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Warrant Agreement have caused this Warrant Agreement to be duly executed as of the date first written above.

FrontView REIT, Inc.

By:

Name:

Title:

[Signature Page to Warrant Agreement]

[__]

By:

Name:

Title:

Contact Information:

Address:

Attention:

Facsimile Number:

Email Address:

[Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF WARRANT

[Insert Ownership Limitation Legend]

[Insert Restricted Security Legend]

FrontView REIT, Inc.

Warrants

Certificate No. [___]

FrontView REIT, Inc., a Maryland corporation (the “Company”), certifies that [___] is the registered owner of one (1) Warrant represented by this certificate (this “Certificate”). The initial number of Underlying Shares of the Warrant represented by this Certificate is [__] shares of Common Stock, which number is subject to adjustment as provided in the Warrant Agreement referred to below.

The terms of the Warrants are set forth in the Warrant Agreement, dated as of [__], between the Company and the initial Holder[s] (the “Warrant Agreement”). The Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Agents and the registered Holders of Warrants. Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Warrant Agreement.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, FrontView REIT, Inc. has caused this instrument to be duly executed as of the date set forth below.

FrontView REIT, Inc.

Date: By:

Name:

Title:

A-2

FRONTVIEW REIT, INC.

Warrant

This Certificate represents one (1) duly issued and outstanding Warrant having an initial number of Underlying Shares as set forth on the face of this Certificate. Certain terms of the Warrants are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Warrant Agreement, the provisions of the of the Warrant Agreement will control.

1. Method of Payment. Cash amounts due on the Warrants represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Warrant Agreement.

2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Warrant represented by this Certificate for all purposes, subject to Section 3(j) of the Warrant Agreement.

3. Transfers and Exchanges. All Warrants will be in registered form. Subject to the terms of the Warrant Agreement, the Holder of the Warrant represented by this Certificate may transfer or exchange such Warrant by presenting this Certificate to the Registrar and delivering any required documentation or other materials. No Warrants may be sold, exchanged or otherwise transferred in violation of the Charter or the Securities Act and any other applicable securities laws.

4. No Right of Redemption by the Company. The Company will not have the right to redeem the Warrants at its election.

5. Exercise Rights. The Warrants will be Exercisable for Exercise Consideration in the manner, and subject to the terms, set forth in Section 5 of the Warrant Agreement.

6. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Warrant Agreement, which the Company will provide to any Holder at no charge, please send a written request to the following address:

FrontView REIT, Inc.

3131 McKinney Avenue, Suite L10

Dallas, Texas 75204

Attention: Chief Financial Officer

A-3

OPTIONAL EXERCISE NOTICE

FrontView REIT, Inc.

Subject to the terms of the Warrant Agreement, by executing and delivering this Optional Exercise Notice, the undersigned Holder of the Warrant identified below hereby elects to Optional Exercise (check one):

☐ all of the Underlying Shares of the Warrant

☐ Underlying Shares of the Warrant

identified by Certificate No. .

Settlement Method (check one):

☐ Physical Settlement.

☐ Cashless Settlement.

(If Physical Settlement) Aggregate Strike Price:

☐ Cash in an amount equal to $___________________.

The undersigned requests that the Underlying Shares issuable upon exercise of the Warrant to be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

(Optional) Identify account within the United States to which any cash Exercise Consideration will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

By delivery of this Optional Exercise Notice the undersigned represents and warrants to the Company and the Exchange Agent that the Exercise requested pursuant to this Optional Exercise Notice will not result in the undersigned becoming the beneficial owner of shares of Common Stock in excess of the NYSE Ownership Limitation.

Date:

(Legal Name of Holder)

By:

Name:
Title:

Must be in an Authorized Denomination.

A-4

ASSIGNMENT FORM

FrontView REIT, Inc.

Subject to the terms and conditions of the Warrant Agreement, including satisfaction of the delivery requirements of Section 3(g)(ii)(1), the undersigned Holder of the Warrant identified below assigns (check one):

☐ all of the Underlying Shares of the Warrant

☐ Underlying Shares of the Warrant

identified by Certificate No. , and all rights thereunder, to:

Name:

Address:

Social security or

tax identification

number:

and irrevocably appoints:

as agent to transfer the within Warrant on the books of the Company. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Must be in an Authorized Denomination.

A-5

EXHIBIT B-1

FORM OF OWNERSHIP LIMITATION LEGEND

THIS SECURITY, THE EXERCISE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER AS SET FORTH IN THE COMPANY’S CHARTER, AS THE SAME MAY BE IN EFFECT FROM TIME TO TIME, AND THE COMPANY WILL FURNISH A FULL STATEMENT ABOUT CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK ON REQUEST AND WITHOUT CHARGE.

B-1

EXHIBIT B-2

FORM OF RESTRICTED SECURITY LEGEND

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

B-2

EXHIBIT D-1

Form of Opinion of Venable LLP

[Omitted]

D1-1

EXHIBIT D-2

Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

[Omitted]

D2-1

EXHIBIT E

Form of Waiver of Beneficial Ownership Limit

Maewyn FVR II LP

c/o Maewyn Capital Partners LLC
3889 Maple Avenue, Suite 220
Dallas, Texas 75219

November 12, 2025

FrontView REIT, Inc.
3131 McKinney Avenue, Suite L10
Dallas, Texas 75205

RE: Exemption from Common Stock Ownership Limit and Aggregate Stock Ownership Limit

Ladies and Gentlemen:

Reference is made to (a) the charter (the “Charter”) of FrontView REIT, Inc., a Maryland corporation (the “Company”), including the terms of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and convertible perpetual preferred stock, $0.01 par value per share designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”), and (b) the limitations on stock ownership contained in Article VII of the Charter, which, along with other provisions in the Charter, are designed to facilitate the Company’s qualification as a REIT for U.S. federal income tax purposes and generally limit ownership of the (i) Capital Stock by a Person to not more than 9.8% in value of the aggregate of the outstanding shares of Capital Stock and (ii) Common Stock by a Person to not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, in each case subject to adjustment as provided in the Charter. Except as otherwise indicated, capitalized terms used herein have the meanings provided in the Charter.

Maewyn FVR II LP, a Delaware limited partnership (the “Investor”), based on a capital commitment of up to $30,000,000, would like to acquire up to 300,000 shares of the Series A Preferred Stock (the “Investor Preferred Shares”) from the Company pursuant to that certain Investment Agreement by and between the Company and the Investor, dated as of the date hereof (the “Investment Agreement”). The Investor currently Constructively Owns 567,000 Common Stock through one of its investors (the “Constructively Owned Common Stock”). The Investor Preferred Shares may, under certain terms and conditions set forth in the Transaction Documents (as defined in the Investment Agreement), be converted into Common Stock initially at $17 per share. Additionally, the Investor Preferred Shares may, under certain terms and conditions set forth in the Transaction Documents, be redeemed for cash in which case the Company would issue the Investor a warrant exercisable for Common Stock initially at a strike price of $17 per share (the Common Stock issuable under either the terms of the Investor Preferred Shares or the warrant together with the Constructively Owned Common Stock, the “Investor Common Shares,” and together with the Investor Preferred Shares, the “Investor Shares”). The Investor

has requested an exemption from the “Common Stock Ownership Limit” and the “Aggregate Stock Ownership Limit” in the Charter so that the Investor Group (as defined below) would be an Excepted Holder with respect to the Investor Shares with an Excepted Holder Limit that would permit it to own up to (i) 15% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Common Stock or such higher percentage ownership as may result from the default, exclusion or redemption of any stockholder(s) of the Company or any other event or circumstance beyond the control of the Investor (the “Investor’s Common Excepted Holder Limit”) and (ii) 15% in value of the aggregate of the outstanding shares of Capital Stock or such higher percentage ownership as may result from the default, accrual of dividends on the Investor Preferred Shares, exclusion or redemption of any stockholder(s) of the Company or any other event or circumstance beyond the control of the Investor (the “Investor’s Aggregate Excepted Holder Limit” and, together with the Investor’s Common Excepted Holder Limit, the “Investor’s Excepted Holder Limits”), in all cases subject to the terms and conditions set forth in this letter agreement (this “Agreement”).

The Investor understands that the Board, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the Common Stock Ownership Limit and Aggregate Stock Ownership Limit by creating an “Excepted Holder Limit” for such Person pursuant to Section 7.2.7 of the Charter, if the requirements of Section 7.2.7 of the Charter are satisfied (with such exempted person being referred to in the Charter as an “Excepted Holder”).

The Investor’s Excepted Holder Limits will apply solely to the Investor Group, including the shares of Capital Stock Beneficially Owned or Constructively Owned by another Person or as a result of the Investor being part of a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “34 Act”). For purposes of this Agreement, “Investor Group” means (a) the Investor and (b)(i) any entity in which the Investor owns a direct or indirect interest or (ii) any entity that owns Investor Shares as a result of such entity’s ownership of a direct or indirect interest in the Investor; provided, that each entity referred to in clause (b) (x) controls, is controlled by, or is under common control with, the Investor and (y) is not an individual; provided, further, in the case of clauses (a) and (b), (x) the Investor or such entity Beneficially Owns or Constructively Owns shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit and (y) neither the Investor nor such entity Beneficially Own or Constructively Own any Common Stock in excess of the Investor’s Common Excepted Holder Limit or any Capital Stock in excess of the Investor’s Aggregate Excepted Holder Limit. Any transfer of the shares of Capital Stock that are Beneficially Owned or Constructively Owned by the Investor will not transfer the Investor’s Excepted Holder Limits to the transferee and shall cause the transferred shares of Capital Stock to no longer be subject to an Excepted Holder Limit, and such transferee will be subject to the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit on and after the date of such transfer; provided, however, that any transfer of the Investor Shares to a Permitted Transferee (as defined below) may transfer the Investor’s Excepted Holder Limits commensurately to the extent such Permitted Transferee enters into an agreement with the Company substantially similar to this Agreement. “Permitted Transferee” means, with respect to any Person, (a) any Affiliate (as defined in the Investment Agreement) of such Person, (b) any successor entity of such Person or (c) any investment fund, vehicle or similar entity of which the first specified Person, or any Affiliate, advisor or manager of the first specified Person serves as a general partner, manager or advisor, or any successor entity of the Persons described in this clause (c). In addition, if (i) the shares of Common Stock that are Beneficially Owned or Constructively Owned by the Investor are reduced or (ii) additional shares of Common Stock are issued by the Company so that the Investor’s percentage ownership (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock is reduced (but assuming that immediately prior to such reduction in each of clauses (i) and (ii) the Investor Beneficially Owns or Constructively Owns Common Stock equal to the Investor’s Common Excepted Holder Limit (taking into account any prior adjustments to the Investor’s Common Excepted Holder Limit pursuant to this Agreement)), then the Investor’s Common Excepted Holder Limit will be reduced commensurately until the Investor’s Common Excepted Holder Limit equals the Common Stock Ownership Limit (at which time the Common Stock Ownership Limit will apply to the Investor in lieu of the Investor’s Common Excepted Holder Limit). If (i) the shares of Capital Stock that are Beneficially Owned or Constructively Owned by the Investor are reduced or (ii) additional shares of Capital Stock are issued by the Company so that the Investor’s percentage ownership (in value) of the aggregate of the outstanding shares of Capital Stock is reduced (but assuming that immediately prior to such reduction in each of clauses (i) and (ii) the Investor Beneficially Owns or Constructively Owns Capital Stock equal to the Investor’s Aggregate Excepted Holder Limit (taking into account any prior adjustments to the Investor’s Aggregate Excepted Holder Limit pursuant to this Agreement)), then the Investor’s Aggregate Excepted Holder Limit will be reduced commensurately until the Investor’s Aggregate Excepted Holder Limit equals the Aggregate Stock Ownership Limit (at which time the Aggregate Stock Ownership Limit will apply to the Investor in lieu of the Investor’s Aggregate Excepted Holder Limit).

The initial and continuing effectiveness of the Investor’s Excepted Holder Limits is expressly conditioned on the following conditions being met at all times (and the Investor represents, warrants and covenants to the Company that these conditions are true and complete and that none of these conditions will be violated solely by reason of the Investor’s ownership of shares of the Capital Stock exceeding the Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, pursuant to the Investor’s Excepted Holder Limits):

1. The Investor is classified as a partnership for U.S. federal income tax purposes.

2. No “individual,” within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) thereof to exclude certain pension trusts from such definition, will have a Beneficial Ownership interest in any entity in the Investor Group that will cause such “individual” to Beneficially Own more than (i) 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock and / or (ii) 9.8% in value of the aggregate of the outstanding shares of Capital Stock.

3. To the best of the Investor’s knowledge, the Investor Group, and any Person through the Investor Group, does not and will not actually own or constructively own (within the meaning of Section 856(d)(5) of the Code), an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own or constructively own (within the meaning of Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant. The Company will reasonably cooperate to provide a list of the Company’s tenants in its possession upon the reasonable written request of the Investor, solely to determine compliance with this paragraph 3.

4. The ownership by the Investor Group, and any Person through the Investor Group, will not cause the Company to be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise fail to qualify as a REIT.

5. The Investor will hold the Investor Shares (and any other shares of Capital Stock) in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the 34 Act.

6. No part of the funds being used by the Investor in connection with its ownership of the Capital Stock (including any amount in excess of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit) constitutes or would be deemed to be “plan assets” (within the meaning of Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, or any successor regulations thereto).

The Investor will notify the Company promptly after it obtains knowledge that any representation, warranty or covenant in this Agreement is incorrect. The Investor hereby agrees that (i) any violation or attempted violation of the foregoing representations, warranties and covenants, or (ii) any other action by any entity in Investor Group (or any Person owning Capital Stock through the Investor Group) which is contrary to the restrictions contained in Article VII of the Charter (as modified by this Agreement) or this Agreement (regardless of whether there is a violation or attempted violation of the representations, warranties and covenants contained in this Agreement), including the restrictions contained in Sections 7.2.1(a)(ii) and 7.2.1(a)(iii) of the Charter, will result in the applicable shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3 of the Charter.

The Investor shall cooperate in good faith with the Company to investigate any direct or indirect relationship between or among any entity in the Investor Group and any other Person owning, directly or indirectly, shares of Capital Stock if the Company determines that such relationship is reasonably likely to be relevant to the Company’s ability to maintain its status as a REIT due to the Investor Group’s ownership of the shares of Common Stock exceeding the Common Stock Ownership Limit or shares of Capital Stock exceeding the Aggregate Stock Ownership Limit pursuant to the Investor’s Excepted Holder Limits; provided, however, that the Investor shall not be required to disclose the identity of any of its investors or beneficial owners. At the written request of the Company and to the extent reasonably necessary to determine the Company’s compliance with Section 856(a)(6) of the Code, the Investor will provide to the Company additional information regarding the attributed owners (through the Investor’s ownership thereof) of any of the shares of Capital Stock (as determined under Section 856(h) of the Code). At the written request of the Company and with respect to a tenant of the Company or of any subsidiary thereof that is specified by the Company in its written request, the Investor will provide to the Company information regarding the then‑current ownership, if any, of such tenant of the Company or of any subsidiary thereof by the Investor (or any direct or indirect wholly-owned entity thereof).

The Investor will deliver to the Company, at any such time as may be reasonably requested by the Company, a certificate signed by an authorized person of the general partner of the Investor to the effect that, to the best knowledge of the Investor, the Investor has complied and expects to continue to comply with its representations, warranties and covenants set forth in this Agreement.

[Signatures contained on following page]

Please indicate your agreement and acknowledgement of the foregoing by executing this Agreement in the space provided below.

Sincerely,

Maewyn FVR II LP,

a Delaware limited partnership

By: ________________________________

Name: [●]

Title: [●]

The Investor Group’s treatment as an Excepted Holder with the Excepted Holder Limit described in this Agreement has been approved in accordance with Section 7.2.7 of the Charter, and shall continue, subject to the continuing satisfaction of the conditions set forth in this Agreement.

FrontView REIT, Inc.,

a Maryland corporation

By: ________________________

Name: Pierre Revol

Title: Chief Financial Officer